Exhibit 10.10




                                AMENDED AND RESTATED CREDIT AGREEMENT AND
                                  AMENDMENT TO REIMBURSEMENT AGREEMENT,
                                       effective September 8, 1997
                          Between the Registrant and NBD Bank, N.A. and NBD Bank


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                                          HURCO COMPANIES, INC.

                                ------------------------------------------







                                           AMENDED AND RESTATED

                                             CREDIT AGREEMENT

                                                   AND

                                   AMENDMENT TO REIMBURSEMENT AGREEMENT

                                      dated as of September 8, 1997




                                ------------------------------------------

                                              NBD BANK, N.A.

                                                 NBD BANK



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                                                   -i-
                                            TABLE OF CONTENTS

         ARTICLE 1         DEFINITIONS

         1.1      Certain
Definitions...........................................................2
         1.2      Other Definitions; Rules of
Construction................................................16

         ARTICLE 2  THE COMMITMENTS AND THE ADVANCES

         2.1      Commitment of the Bank.
 ................................................................16
         2.2      Termination and Reduction of
Commitment.................................................17
         2.3
Fees......................................................................18
         2.4      Disbursing
Advances.....................................................................19
         2.5      Conditions for First
Disbursement.......................................................20
         2.6      Further Conditions for
Disbursement.....................................................20
         2.7      Subsequent Elections as to
Loans........................................................21
         2.8      Limitation of Requests and
Elections....................................................21
         2.9      Minimum Amounts; Limitation on Number of Loans;
Etc.....................................22

         ARTICLE 3         PAYMENTS AND PREPAYMENTS OF ADVANCES

         3.1      Principal Payments and
Prepayments......................................................22
         3.2      Interest
Payments....................................................................23
         3.3      Letter of Credit Reimbursement
Payments.................................................24
         3.4      Payment
Method.......................................................................25
         3.5      No Setoff or
Deduction..................................................................26
         3.6      Payment on Non-Business Day; Payment
Computations.......................................26
         3.7      Additional
Costs........................................................................26
         3.8      Illegality and
Impossibility............................................................27
         3.9
Indemnification.............................................................28

         ARTICLE 4         REPRESENTATIONS AND WARRANTIES

         4.1      Corporate Existence and
Power...........................................................28
         4.2      Corporate
Authority.....................................................................28
         4.3      Binding
Effect.......................................................................29
         4.4
Subsidiaries.................................................................29
         4.5
Litigation...................................................................29
         4.6      Financial
Condition.....................................................................29
         4.7      Use of
Advances.....................................................................30
         4.8      Consents,
Etc...........................................................................30
         4.9
Taxes........................................................................30
         4.10     Title to
Properties...................................................................31
         4.11
ERISA........................................................................31
         4.12
Disclosure...................................................................31
         4.13     Environmental and Safety
Matters........................................................31
         4.14     No
Default......................................................................32
         4.15     No Burdensome
Restrictions..............................................................32

         ARTICLE 5  COVENANTS

         5.1      Affirmative
Covenants...................................................................32
         5.2      Negative
Covenants...................................................................35

         ARTICLE  DEFAULT

         6.1      Events of
Default.......................................................................40
         6.2
Remedies......................................................................42

         ARTICLE 6A        DEFAULT

         6A.1     Administration of Outstanding
Facilities................................................43
         6A.2     Amendments to NBD Term
Loan.............................................................43
         6A.3     Amendments to Reimbursement
Agreement...................................................44

         ARTICLE 7         MISCELLANEOUS

         7.1      Amendments,
Etc.........................................................................44
         7.2
Notices.................................................................45
         7.3      No Waiver By Conduct; Remedies
Cumulative...............................................45
         7.4      Reliance on and Survival of Various
Provisions..........................................46
         7.5      Expenses;
Indemnification...............................................................46
         7.6      Successors and
Assigns..................................................................48
         7.7
Counterparts..................................................................49
         7.8      Governing
Law...........................................................................49
         7.9      Table of Contents and
Headings..........................................................50
         7.10     Construction of Certain
Provisions......................................................50
         7.11     Integration and
Severability............................................................50
         7.12     Independence of
Covenants...............................................................50
         7.13     Interest Rate
Limitation................................................................50
         7.14     Waiver of Jury
Trial....................................................................51


 .........EXHIBITS

 .........Exhibit A.........Revolving Credit Note
 .........Exhibit B.........Request for Advance
 .........Exhibit C.........Request for Continuation or Conversion
 .........Exhibit D.........Form of Opinion


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         THIS  AMENDED  AND  RESTATED   CREDIT   AGREEMENT   AND   AMENDMENT  TO
REIMBURSEMENT AGREEMENT, dated as of September __, 1997 (this "Agreement"), is among HURCO COMPANIES, INC., an Indiana corporation (the "Company"), NBD BANK, N.A., a national banking association having its headquarters in Indianapolis, Indiana (the "Bank"), and NBD BANK, a Michigan banking corporation having its headquarters in Detroit, Michigan ("NBD Michigan").

                                               INTRODUCTION

         To replace an existing credit facility issued in its favor by NBD Michigan, an affiliate of the Bank, pursuant to the 1996 Credit Agreement (as defined below), the Company desires to obtain a revolving credit facility, including letters of credit, in the aggregate principal amount of $22,500,000 in order to provide funds and other financial accommodations for working capital and its other general corporate purposes, and the Bank is willing to establish the credit facility in the Company's favor on the terms set forth below.

         The Company further desires to have the Bank assume the Company's term loan presently issued by NBD Michigan under the Term Loan Agreement (as defined below).

         Autocon and IMS (each as defined below) have separately provided certain security to NBD Michigan to secure the prompt and complete payment of amounts due under the 1996 Credit Agreement, and desire to guaranty the Company's performance under this Agreement.

         Contemporaneously herewith, Hurco Europe and Hurco GmbH (each as defined below), subsidiaries of the Company, are entering into the European Facility (as defined below) with FCNBD (as defined below) to obtain a certain credit facility, the amount of which will be limited by the facilities outstanding hereunder, and the Company and the Guarantors desire to provide a guaranty to FCNBD of this facility.

         The Company and NBD Michigan are parties to a Reimbursement Agreement (as defined below), pursuant to which NBD Michigan has issued the IRB L/C (as defined below). The Company desires to amend the Reimbursement Agreement to coordinate its provisions with those of this Agreement, to have Autocon and IMS guaranty its obligations thereunder, and to have NBD Michigan acknowledge such amendments and guaranty. Pursuant to a Participation Agreement of even date herewith (the "Participation Agreement"), the Bank has purchased a 100 percent participation in NBD Michigan's rights and obligations under the Reimbursement Agreement and the IRB L/C.

         The Bank is willing to undertake these additional matters, and NBD Michigan is willing to amend the Reimbursement Agreement, all on the terms set forth below.

         In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:



                                                ARTICLE 1
                                               DEFINITIONS

         1.1 Certain Definitions. As used herein, the following terms have the following respective meanings:

                  "Active Subsidiary" means a Subsidiary of the Company which is not an Inactive Subsidiary.

                  "Actuarial Present Value of Accumulated Plan Benefits" means, with respect to any Plan as of any date, the "Actuarial present value of accumulated plan benefits" of such Plan as defined in Statement of Financial Accounting Standards No. 35, determined pursuant to Generally Accepted Accounting Principles, uniformly applied.

                  "Advance" means any Loan and any Letter of Credit Advance.

                  "Affiliate", when used with respect to any person, means any other person which, directly or indirectly, controls or is controlled by or is under common control with such person and, with respect to the Company, includes each officer, director, and person who holds 10% or more of the Company's voting stock. For purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

                  "Applicable Commitment Fee" means the following per annum rate in effect on each Interest Payment Date, based upon the ratio of Consolidated Total Indebtedness to EBITDA, as adjusted on the first day of each fiscal quarter of the Company, based upon such ratio for the four fiscal quarters immediately preceding the fiscal quarter most recently ended (e.g., beginning with the fiscal quarter starting on February 1, the per annum rate shall be based on the ratio for the four fiscal quarters ending on the prior October 31):

                                        Ratio                     Commitment Fee

                         (a)    less than or equal to .5 to 1.0        .15%

                         (b)    greater than .5 to 1.0 and less than   .20%
                                or equal to 1.0 to 1.0

                         (c)    greater than 1.0 to 1.0 and less       .25%
                                than or equal to 2.0 to 1.0

                         (d)    greater than 2.0 to 1.0 and less     .3125%
                                than or equal to 2.5 to 1.0

                         (e)    greater than 2.5 to 1.0               .375%

                  "Applicable Eurodollar Rate Margin" means the following margin per annum based upon the ratio of Consolidated Total Indebtedness to EBITDA, as adjusted on the first day of each fiscal quarter of the Company, based upon such ratio for the four fiscal quarters immediately preceding the fiscal quarter most recently ended (e.g., beginning with the fiscal quarter starting on February 1, the margin shall be based on the ratio for the four fiscal quarters ending on the prior October 31); provided, that, the Eurodollar Rate shall not be adjusted pursuant to the Applicable Eurodollar Rate Margin for any outstanding Eurodollar Rate Loan during the applicable Eurodollar Interest Period:

                                                                    Eurodollar
                                   Ratio                            Rate Margin

                          (a)  less than or equal to .5 to 1.0         0.75%

                          (b)  greater than .5 to 1.0 and less than    1.00%
                               or equal to 1.0 to 1.0

                          (c)  greater than 1.0 to 1.0 and less       1.125%
                               than or equal to 1.5 to 1.0

                          (d)  greater than 1.5 to 1.0 and less       1.375%
                               than or equal to 2.0 to 1.0

                          (e)  greater than 2.0 to 1.0 and less        1.75%
                               than or equal to 2.5 to 1.0

                          (f)  greater than 2.5 to 1.0                  2.0%

                  "Asset Sale Proceeds" means the proceeds (net of all disposition expenses) of selling or otherwise disposing of assets of the Company or any Subsidiary (other than inventory, machinery, and equipment sold in the ordinary course of business upon customary credit terms and other than sales of the Company's Capital Stock) to the extent that the aggregate book value
(disregarding any write-downs of such book value other than ordinary depreciation and amortization) of the assets disposed of in such sales or other dispositions (a) in any single year exceeds 5% of the Consolidated Assets at the end of the prior fiscal year, or (b) in any two successive fiscal years exceeds 10% of the Consolidated Assets at the end of the fiscal year of the prior two fiscal years for which the amount of the Consolidated Assets is greater, less all Asset Sale Proceeds paid under Section 3.1(d) resulting from sales or other dispositions during the first of the two successive fiscal years.

                  "Autocon"  means  Autocon   Technologies,   Inc.,  an  Indiana
corporation and wholly-owned subsidiary of the Company.

                  "Automatic Termination Date" means May 1, 2000.

                  "Bond Default", as used in the Reimbursement Agreement, means the occurrence of an Event of Default under Section 601(h) of the Trust Indenture or under Section 201(d)(5) of the Trust Indenture, or any corresponding default under the Loan Agreement referred to in the Trust Indenture.

                  "Business Day" means a day other than a Saturday, Sunday, or other day on which the Bank is not open to the public for carrying on substantially all of its banking functions in Indianapolis, Indiana.

                  "Capital Expenditures" means capital expenditures of the Company and its Subsidiaries, as defined and classified in accordance with Generally Accepted Accounting Principles, and including, without duplication, any Capital Lease and capitalized software developments costs of the Company and its Subsidiaries, computed on a consolidated basis in accordance with Generally Accepted Accounting Principles.

                  "Capital Lease" of any person means any lease which, in accordance with Generally Accepted Accounting Principles, is or should be capitalized on the person's books.

                  "Capital Stock" of any person means any equity securities, any securities exchangeable for or convertible into equity securities, and any warrants, rights, or other options to purchase or otherwise acquire such securities.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

                  "Commitment" means the commitment of the Bank to make Revolving Credit Loans and Letter of Credit Advances pursuant to Section 2.1, in amounts not exceeding an aggregate principal amount outstanding of $22,500,000, as such amount may be reduced from time to time pursuant to Section 2.2.

                  "Consolidated"  or   "consolidated"   means,  when  used  with
reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

                  "Consolidated Assets" as of any date means the aggregate book value of the total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

                  "Consolidated  Fixed Charges" for any period means the sum of:
(a) interest expense (including the interest component of Rentals under Capital Leases and capitalized interest) of the Company and its Subsidiaries for such period, determined in accordance with Generally Accepted Accounting Principles, and (b) Rentals of the Company and its Subsidiaries under all leases other than Capital Leases.

                  "Consolidated Fixed Charge Net Income" for any period means the consolidated net income and net losses of the Company and its Subsidiaries determined in accordance with Generally Accepted Accounting Principles, but excluding therefrom (a) any extraordinary gain or loss so classified in accordance with Generally Accepted Accounting Principles and (b) the net income or loss of any person (other than a Subsidiary of the Company) in which the Company or any of its Subsidiaries has an ownership interest and, with respect to such net income, only to the extent that it has not been received by the Company or such Subsidiary in the form of dividends or other similar distributions.

                  "Consolidated Income Available for Fixed Charges" for any period means the sum of Consolidated Fixed Charge Net Income for such period, plus (to the extent deducted in determining Consolidated Fixed Charge Net Income) (a) all provisions for any federal, state, or other income taxes (including without limitation the SBT) made by the Company and its Subsidiaries during such period, (b) interest expense (including the interest component of Rentals under Capital Leases and capitalized interest) of the Company and its Subsidiaries during such period, and (c) Rentals of the Company and its Subsidiaries under all leases other than Capital Leases during such period.

                  "Consolidated Total Capitalization" means the sum of consolidated Tangible Net Worth of the Company and its Subsidiaries plus Consolidated Total Indebtedness, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

                  "Consolidated Total Indebtedness" means, as of any date, the Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles which (a) is interest-bearing, and (b), in accordance with Generally Accepted Accounting Principles, should be reflected on a consolidated balance sheet for the Company and its Subsidiaries as of such date.

                  "Contingent Liabilities" of any person means, as of any date, all obligations of such person or of others for which such person is contingently liable, as obligor, guarantor, surety, accommodation party, partner or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations (including, without limitation, bankers acceptances) and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

                  "Contractual Obligation" means, as to any person, any provision of any security issued by such person or of any agreement, instrument or other undertaking to which such person is a party or by which it or any of its property is bound.

                  "Credit Obligations" means all present and future obligations and other liabilities of the Company and its Subsidiaries (without duplication) arising under or included within the Outstanding Facilities, as amended from time to time, including without limitation any interest, premium, fees, expenses, and charges relating thereto and all renewals, extensions, and refundings of the foregoing. The principal amount of the Credit Obligations shall be the aggregate of the outstanding principal amount of all loans outstanding under the Outstanding Facilities plus the face amount of the IRB L/C and the Letters of Credit plus the unreimbursed portions of any amounts drawn under the IRB L/C and the Letters of Credit.

                  "Cumulative Net Income" means, as of any date, the consolidated net income of the Company and its Subsidiaries (after deduction for income taxes, including without limitation the SBT) for the period commencing on May 1, 1997, through the end of the most recently completed fiscal quarter (but without reduction for any consolidated net loss incurred by the Company and its Subsidiaries for the period from May 1, 1997, through October 31, 1997, or for any fiscal quarter in any fiscal year during such period which, as of the end of such period, has not closed), taken as one accounting period, all as determined in accordance with Generally Accepted Accounting Principles.

                  "Currency" means any non-Dollar currency in which a foreign branch or Affiliate of the Bank is willing to issue a Letter of Credit Advance under this Agreement or in which FCNBD has made a loan under the European Facility.

                  "Default" means any event or condition which might become an Event of Default with notice or lapse of time or both.

                  "Dollar Equivalent" means, with respect to each Advance in Dollars, the amount thereof, and, with respect to each Advance or loan under the European Facility in a Currency, the sum in Dollars resulting from converting the amount of such Advance or loan from the relevant Currency into Dollars at the most favorable spot exchange rate determined by the Bank to be available to it for purchasing that Currency with Dollars at 11:00 a.m. local time for the relevant foreign exchange market on the date such Advance or loan is disbursed, or on such other date as of which the Dollar Equivalent determination is to be made.

                  "Dollars" and "$" means the lawful money of the United States of America.

                  "Domestic Subsidiaries" means all Subsidiaries of the Company which are organized under the laws of one of the states of the United States.

                  "EBITDA" means, for any period, the sum of (i) net income (without taking into account any extraordinary gains or non-cash extraordinary losses), (ii) interest expense, (iii) depreciation and amortization, and (iv) federal, state and local income taxes (including without limitation the SBT), in each case for the Company and its Subsidiaries, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

                  "EBITDAR" means, for any period, the sum of EBITDA and Rentals, in each case for the Company and its Subsidiaries, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

                  "ERISA Affiliate" means, with respect to any person, any trade or business (whether or not incorporated) which, together with such person or any Subsidiary of such person, would be treated as a single employer under
Section 414 of the Code and the regulations promulgated thereunder.

                  "Effective Date" means the effective date specified in the last paragraph of this Agreement.

                  "Environmental Laws" at any date means all provisions of law, statute, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein, or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

                  "Equity Proceeds" means the amount of proceeds (net of reasonable issuance expenses) realized from the sale by the Company or any Subsidiaries of any Capital Stock of the Company or any Subsidiaries other than
(a) sales to officers or employees of the Company or its Subsidiaries upon exercising options issued pursuant to the "1990 Stock Option Plan of Hurco Companies, Inc.", or the "Hurco Companies, Inc. 1997 Stock Option and Incentive Plan", and (b) sales by a Subsidiary to the Company or any other Subsidiary.

                  "Eurodollar   Business   Day"  means,   with  respect  to  any
Eurodollar Rate Loan, a day which is both a Business Day and a day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Eurodollar Interest Period" means, with respect to any Eurodollar Rate Loan, the period commencing on the day such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan and ending on the day which is one, two, three, or six months thereafter, as the Company may elect under
Section 2.4 or 2.7, and each subsequent period commencing on the last day of the immediately preceding Eurodollar Interest Period and ending on the day which is one, two, three or six months thereafter, as the Company may elect under Section
2.4 or 2.7, provided, however, that (a) any Eurodollar Interest Period which commences on the last Eurodollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar Business Day of the appropriate subsequent calendar month, (b) each Eurodollar Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day or, if such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, on the next preceding Eurodollar Business Day, and (c) no Eurodollar Interest Period which would end after the Maturity Date (or the Termination Date with respect to any Revolving Credit Loans) shall be permitted.

                  "Eurodollar Rate" means, with respect to any Eurodollar Rate Loan and the related Eurodollar Interest Period, the per annum rate that is equal to the sum of:

                  (a)      the Applicable Eurodollar Rate Margin, plus

                  (b)......the  rate per annum  obtained by dividing (i) the per annum rate of interest at which deposits in Dollars for such Eurodollar Interest Period and in an aggregate amount comparable to the amount of such Eurodollar Rate Loan are offered to the Bank by other prime banks in the London interbank market at approximately 11:00 a.m. London time on the second Eurodollar Business Day prior to the first day of such Eurodollar Interest Period by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that are specified on the first day of such Eurodollar Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System;

all as conclusively determined by the Bank (absent manifest error), such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%).

                  "Eurodollar Rate Loan" means any Loan which bears interest at the Eurodollar Rate.

                  "European Facility" means a facility under which FCNBD, in its sole discretion, may make revolving credit loans in favor of Hurco Europe and Hurco GmbH not to exceed $5,000,000 or its Dollar Equivalent (subject to Section 2.1(b)) pursuant to a letter agreement of even date herewith.

                  "Event of Default" means any of the events or conditions described in Section 6.1.

                  "FCNBD" means, collectively, The First National Bank of Chicago, London Branch, and The First National Bank of Chicago, Frankfort Branch, each an Affiliate of the Bank, and any successor thereto.

                  "Federal Funds Rate" means the per annum rate that is equal to the average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published by the Federal Reserve Bank of New York for such day, or, if such rate is not so published for any day, the average of the quotations for such rates received by the Bank from three federal funds brokers of recognized standing selected by the Bank in its discretion, all as conclusively determined by the Bank, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%), which Federal Funds Rate shall change simultaneously with any change in such published or quoted rates.

                  "Fiscal Year" or "fiscal year" means the fiscal year of the Company, which presently begins on November 1 of each calendar year and ends on October 31 of the following calendar year. Each Fiscal Year may be referred to by reference to the calendar year during which the Fiscal Year ends, and may be divided into four "fiscal quarters".

                  "Floating Rate" means the per annum rate equal to the greater of (a) the Prime Rate in effect from time to time, and (b) the sum of one percent (1%) per annum plus the Federal Funds Rate in effect from time to time, which Floating Rate shall change simultaneously with any change in the Prime Rate or Federal Funds Rate, as the case may be.

                  "Floating Rate Loan" means any Loan which bears interest at the Floating Rate.

                  "Generally Accepted Accounting Principles" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with that reflected in the financial statements referred to in Section 4.6.

                  "Guaranty" means the Subsidiary Guaranty of even date herewith executed by the Guarantors in favor of the Bank, NBD Michigan, and FCNBD.

                  "Guarantors" means Autocon and IMS as signatories to the Guaranty and any other person who guaranties to the Bank, NBD Michigan, and FCNBD the Company's payment and performance of its obligations under this Agreement and the other Loan Documents.

                  "Hazardous Materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.) and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local government law, ordinance, rule or regulation.

                  "Hurco Europe" means Hurco Europe Limited, a corporation organized under the laws of England and Wales, and a indirect wholly-owned subsidiary of the Company.

                  "Hurco Guaranty" means the Hurco Guaranty of even date herewith, executed by the Company in favor of FCNBD, by which the Company has guaranteed to FCNBD the obligations of Hurco Europe and Hurco GmbH under the European Facility.

                  "Hurco GmbH" means Hurco GmbH Werkzeugmaschinen CIM-Bausteine Vertrieb und Service, a corporation organized under the laws of the Federal Republic of Germany, and a indirect wholly-owned subsidiary of the Company.

                  "IMS" means IMS Technology, Inc., a Virginia corporation and wholly-owned subsidiary of the Company.

                  "IRB Bonds" means the $1,000,000 City of Indianapolis Economic Development Revenue Bonds (Hurco Companies, Inc. Project), Series 1990, and the related Loan Agreement dated as of September 1, 1990, between the City of Indianapolis, Indiana, and the Company.

                  "IRB L/C" means the Irrevocable Letter of Credit No. 252 issued by NBD Michigan in favor of First of America Bank-Indianapolis, in the face amount of $1,060,274, pursuant to the Reimbursement Agreement in support of the IRB Bonds, and any letter of credit issued in exchange or replacement therefor.

                  "Inactive Subsidiary" means a Subsidiary of the Company not actively engaged in business, and which has assets with a book value less than or equal to $10,000. Schedule 4.4 lists all Inactive Subsidiaries existing on the Effective Date.

                  "Indebtedness" of any person means, as of any date, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person as lessee under any Capital Lease, (c) all obligations which are secured by any Lien existing on any asset or property of such person, whether or not the obligation secured thereby shall have been assumed by such person (to the extent of such Lien if such obligation is not assumed), (d) all obligations of such person for the unpaid purchase price for goods, property, or services acquired by such person, except for trade accounts payable arising in the ordinary course of business that are not past due, (e) all obligations of such person to purchase goods, property, or services where payment therefor is required, regardless of whether delivery of such goods or property or the performance of such services is ever made or tendered (generally referred to as "take or pay contracts"), (f) all liabilities of such person in respect of Unfunded Benefit Liabilities under any Plan of such person or of any ERISA Affiliate, (g) all obligations of such person in respect of any interest rate or currency swap, rate cap or other similar transaction (valued in an amount equal to the highest termination payment, if any, that would be payable by such person upon termination for any reason on the date of determination), and (h) all obligations of others similar in character to those described in clauses (a) through (g) of this definition for which such person is contingently liable, as guarantor, surety, accommodation party, partner or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of letters of credit, surety bonds, or similar obligations, and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

                  "Intangible Assets" means, for the Company or any of its Subsidiaries, the net book value, calculated in accordance with Generally Accepted Accounting Principles, of all items of the following character which are included in the assets of such person: (i) goodwill, including without limitation the excess of cost over book value of any asset, (ii) organization or experimental expenses, (iii) unamortized debt discount and expense, (iv) patents, trademarks, trade names and copyrights, (v) deferred taxes and deferred charges, (vi) franchises, licenses and permits, and (vii) other assets which are deemed intangible assets under Generally Accepted Accounting Principles.

                  "Interest Payment Date" means (a) with respect to any Eurodollar Rate Loan, the last day of each Interest Period with respect to such Eurodollar Rate Loan and, in the case of any Interest Period exceeding three months, those days that occur during such Interest Period at intervals of three months after the first day of such Interest Period, and (b) in all other cases, the last Business Day of each March, June, September, and December occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement.

                  "Interest Period" means any Eurodollar Interest Period.

                  "Letter of Credit" means a standby or commercial letter of credit, a time draft, a sight draft, a bankers acceptance, or a bank guaranty, each having a stated expiry date or a date upon which the draft must be reimbursed not later than twelve months after the date of issuance and not later than the fifth Business Day before the Termination Date issued by the Bank for the account of the Company under an application and related documentation acceptable to the Bank requiring, among other things, immediate reimbursement by the Company to the Bank in respect of all drafts or other demand for payment honored thereunder and all expenses paid or incurred by the Bank relative thereto.

                  "Letter of Credit Advance" means any issuance of a Letter of Credit under Section 2.4 made pursuant to Section 2.1.

                  "Letter of Credit Documents" is defined in Section 3.3(b).

                  "Lien" means any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, lessor's or lessee's interest under any lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential arrangement, or other claim or right.

                  "Loan" means any Revolving Credit Loan and the Term Loan. Any Loan or portion thereof may also be denominated as a Floating Rate Loan or a Eurodollar Rate Loan and such Loans are referred to herein as "types" of Loans.

                  "Loan Documents" means, collectively, this Agreement, the Revolving Credit Note, the Reimbursement Agreement, the Term Loan Agreement, the Term Note, the European Facility, the Hurco Guaranty, the Guaranty, and all agreements, instruments, and documents executed pursuant thereto at any time.

                  "Material  Adverse Effect" means a material  adverse effect on
(a) the business, assets, operations, prospects, or condition (financial or otherwise) of the Company and its Subsidiaries on a consolidated basis, (b) the ability of the Company or any Guarantor to perform its obligations under any Loan Document, or (c) the validity or enforceability of any Loan Document or the rights or remedies of the Bank under any Loan Document.

                  "Maturity  Date"  means,   with  respect  to  the  Term  Loan,
September 30, 1997.

                  "Multiemployer Plan" means any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

                  "1996 Credit Agreement" means the Amended and Restated Credit Agreement and Amendment to Term Loan Agreement dated as of January 26, 1996, between the Company and NBD Michigan, as amended.

                  "NBD Assignment" means the Assignment and Assumption Agreement of even date herewith between NBD Michigan and the Bank.

                  "Net Assets Available for Benefits" shall mean, with respect to any Plan as of any date, the "Net assets available for benefits" of such Plan as defined in Statement of Financial Accounting Standards No. 35, determined pursuant to Generally Accepted Accounting Principles, uniformly applied.

                  "Note" means any Revolving Credit Note or any Term Note.

                  "Outstanding Facilities" means, collectively, the Advances, the Term Loan Agreement, the Term Note, the Reimbursement Agreement, the IRB L/C, the Guaranty, the European Facility, the Hurco Guaranty, and the Letters of Credit, each as existing following the Effective Date.

                  "Overdue Rate" means (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Floating Rate, (b) in respect of principal of Eurodollar Rate Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the per annum rate in effect thereon until the end of the then-current Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Floating Rate, and (c) in respect of other amounts payable by the Company hereunder (other than interest), a per annum rate that is equal to the sum of two percent (2%) per annum plus the Floating Rate.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  "PML" means Principal Mutual Life Insurance Company, an Iowa corporation.

                  "PML Note Agreement" means the Amended and Restated Note Agreement dated as of March 24, 1994, as amended from time to time, between the Company and PML.

                  "PML Notes" means the $12,500,000 11.12% Amended and Restated Senior Notes due December 1, 2000, issued pursuant to the PML Note Agreement, and any notes issued by PML in exchange or replacement therefor.

                  "Permitted  Investments"  means any  investment  in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated not less than "P-1" if rated by Moody's Investors Services, Inc., or not less than "A-1" if rated by Standard and Poor's Corporation, or (iii) time deposits or demand deposits with, including certificates of deposit issued by, a financial institution (which may be the Agent or any other financial institution) having a long-term debt rating of at least "A" as assigned by a nationally recognized credit rating agency, provided in each case that such investment matures within 90 days from the date of its acquisition.

                  "Permitted Liens" means Liens permitted by Section 5.2(e).

                  "person" shall include an individual, a corporation, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic), and any agency or political subdivision thereof, or any other entity.

                  "Plan" means, with respect to any person, any pension plan (including a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by such person, any Subsidiary of such person or any ERISA Affiliate, or by any other person if such person, any Subsidiary of such person or any ERISA Affiliate could have liability with respect to such pension plan.

                  "Prime Rate" means the per annum rate announced by the Bank from time to time as its "prime rate" (it being acknowledged that the announced rate may not necessarily be the lowest rate charged by the Bank to any of its customers). The Prime Rate shall change simultaneously with any change in the announced rate.

                  "Pro Rata Share" as of any date means, for the Bank, the percentage obtained by dividing (a) the sum of the outstanding principal amount of the Term Loan, plus the face amount of the IRB L/C, plus the aggregate amount outstanding under the Advances, plus the aggregate amount available under the Commitment, all as of the specified date, by (b) the sum of the amount calculated under subsection (a) above plus the outstanding principal amount of the PML Notes as of the specified date. For PML, as of any date, the term "Pro Rata Share" means the percentage obtained by dividing the outstanding principal amount of the PML Notes as of the date specified by the amount calculated under subsection (b) above.

                  "Prohibited Transaction" means any transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

                  "Reimbursement Agreement" means the Reimbursement Agreement dated as of September 1, 1990, as amended, between the Company and NBD Michigan, pursuant to which the IRB L/C was issued.

                  "Rentals" as of the date of any determination thereof means all fixed payments (including all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary of the Company, as lessee or sublessee under a lease of real or personal property, but exclusive of any amounts required to be paid by the Company or a Subsidiary of the Company (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, assessments, amortization and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

                  "Reportable  Event" means a  reportable  event as described in
Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

                  "Repurchased Shares" is defined in Section 4.7.

                  "Requirement of Law" means as to any person, the certificate of incorporation and by-laws or other organizational or governing documents of such person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such person or any of its property to which such person or any of its property is subject.

                  "Revolving Credit Advance" means any Revolving Credit Loan and any Letter of Credit
                   ------------------------
Advance.

                  "Revolving Credit Loan" means any borrowing under Section 2.4 evidenced by the Revolving Credit Note and made pursuant to Section 2.1.

                  "Revolving Credit Note" means any promissory note of the Company evidencing the Revolving Credit Loans, in substantially the form annexed hereto as Exhibit A, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

                  "SBT" means the so-called Single Business Tax imposed by the State of Michigan.

                  "Subordinated Debt" of any person means, as of any date, that Indebtedness of such person for borrowed money which is expressly subordinate and junior in right and priority of payment to the Advances and other Indebtedness of such person to the Bank in manner and by agreement satisfactory in form and substance to the Bank.

                  "Subsidiary" of any person means any other person (whether now existing or hereafter organized or acquired) in which (other than directors qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof. Unless otherwise specified, reference to "Subsidiary" means a Subsidiary of the Company.

                  "Tangible Net Worth" of any person means, as of any date, (a) the amount of any capital stock, paid-in capital, and similar equity accounts, plus (or minus in the case of a deficit) the capital surplus and retained earnings of such person and excluding the amount of any foreign currency translation adjustment account shown as a capital account of such person, plus
(b) the amount of any  Subordinated  Debt, less (c) any treasury stock, and less
(d) the Intangible Assets of such person.

                  "Term Loan" means the term loan issued by NBD Michigan to the Company under the Term Loan Agreement and evidenced by the Term Note.

                  "Term Loan Agreement" means the Term Loan Agreement dated as of September 9, 1991, between the Company and NBD Michigan, as amended from time to time and as further amended hereby.

                  "Term Note" means the Fourth Amended and Restated NBD Term Loan Note of the Company dated January 26, 1996, issued in favor of NBD Michigan, which evidences the Term Loan, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

                  "Termination Date" means the earlier to occur of (a) the Automatic Termination Date and (b) the date on which the Commitment shall be terminated pursuant to Section 2.2 or 6.2.

                  "Trust Indenture" means the Trust Indenture dated as of September 1, 1990, between the City of Indianapolis, Indiana, and First of America Bank-Indianapolis, as trustee, as amended from time to time, entered into in conjunction with the IRB Bonds.

                  "Unfunded Benefit Liabilities" means, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) of ERISA.

         1.2 Other Definitions; Rules of Construction. The terms "Bank", "Company", and "Agreement" are defined in the introductory paragraph of this Agreement. Such terms, together with the other terms defined in Section 1.1, include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with Generally Accepted Accounting Principles unless such principles are inconsistent with the express requirements of this Agreement; provided that, if the Company notifies the Bank that the Company wishes to amend any covenant in Article 5 to eliminate the effect of any change in Generally Accepted Accounting Principles in the operation of such covenant (or if the Bank notifies the Company that the Bank wishes to amend Article 5 for such purpose), then the Company's compliance with such covenant shall be determined on the basis of Generally Accepted Accounting Principles in effect immediately before the relevant change in Generally Accepted Accounting Principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Bank. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this entire Agreement and not to the Section or clause in which the term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.



                                                ARTICLE 2
                                     THE COMMITMENTS AND THE ADVANCES

         2.1      Commitment of the Bank.

                  (a)......Revolving  Credit Advances.  (i) Subject to the terms of this Agreement, the Bank agrees to make Revolving Credit Loans to the Company pursuant to Section 2.4 and Section 3.3, and to issue Letter of Credit Advances to the Company pursuant to Section 2.4, from time to time from and including the Effective Date to but excluding the Termination Date, not to exceed in aggregate principal amount at any time outstanding the amount determined pursuant to
Section 2.1(c).

       (ii)...By the NBD Assignment, NBD Michigan has assigned its rights and obligations under the 1996 Credit Agreement and the Term Loan Agreement to the Bank. The Bank agrees that this Agreement consolidates, amends, restates, and supersedes the 1996 Credit Agreement, and the Company acknowledges, accepts, and ratifies the Outstanding Facilities evidenced by this Agreement. All amounts outstanding under the 1996 Credit Agreement on the Effective Date shall constitute Loans under this Agreement, and the Company's obligations to NBD Michigan under the 1996 Credit Agreement are released. Each letter of credit, bankers acceptance, and bank guaranty issued by NBD Michigan for the Company's account which is outstanding under the 1996 Credit Agreement on the Effective Date (other than the IRB L/C) shall be treated for all purposes as Letters of Credit issued by the Bank under this Agreement, notwithstanding that NBD Michigan was and remains the issuer thereunder.

                           (b)......Term Loan.  Subject to the terms of this
Agreement and the NBD
                                    ---------
Assignment, the Bank further agrees to continue the Term Loan on the Effective Date.

                           (c)......Limitation on Amount of Revolving Credit
Advances.  Notwithstanding
anything in this Agreement to the contrary, (i) the aggregate principal amount of the Revolving Credit Advances made by the Bank at any time outstanding shall not exceed the amount of the Commitment as of the date any such Advance is made, provided, however, that the aggregate principal amount of Letter of Credit Advances outstanding at any time shall not exceed $12,000,000; and (ii) the aggregate principal amount of the Revolving Credit Advances, plus the principal amount of loans made to Hurco Europe and Hurco GmbH under the European Facility, outstanding at any time shall not exceed the amount of $22,500,000.

         2.2      Termination and Reduction of Commitment.

                  (a)......The  Company has the right to terminate or reduce the
Commitment at any time and from time to time at its option, provided that (i) the Company shall give notice of such termination or reduction to the Bank specifying the amount and effective date thereof, (ii) each partial reduction of the Commitment shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000, (iii) no such termination or reduction shall be permitted with respect to any portion of the Commitment as to which a request for a Advance pursuant to Section 2.4 is then pending, and (iv) the Commitment may not be terminated if any Advances are then outstanding and may not be reduced below the principal amount of Advances then outstanding. The Commitment or any portion thereof terminated or reduced pursuant to this Section 2.2, whether optional or mandatory, may not be reinstated.

                  (b)......For  purposes of this  Agreement,  a Letter of Credit
Advance (i) shall be deemed outstanding in an amount equal to the sum of the maximum amount available to be drawn under the related Letter of Credit on or after the date of determination and on or before the stated expiry date thereof plus the amount of any draws under such Letter of Credit that have not been reimbursed as provided in Section 3.3, and (ii) shall be deemed outstanding at all times on and before such stated expiry date or such earlier date on which all amounts available to be drawn under such Letter of Credit have been fully drawn, and thereafter until all related reimbursement obligations have been paid pursuant to Section 3.3. As provided in Section 3.3, upon each payment made by the Bank in respect of any draft or other demand for payment under any Letter of Credit, the amount of any Letter of Credit Advance outstanding immediately prior to such payment shall be automatically reduced by the amount of each Revolving Credit Loan deemed advanced in respect of the related reimbursement obligation of the Company.

         2.3      Fees.

                  (a)......The  Company  agrees to pay to the Bank a  commitment fee on the amount of the daily average unused amount of the Commitment which exceeds $5,000,000, for the period from the Effective Date to but excluding the Termination Date, at a per annum rate equal to the Applicable Commitment Fee in effect on the relevant date on which the fee is payable. Accrued commitment fees shall be payable quarterly in arrears on each Interest Payment Date, commencing on the first such Business Day occurring after the Effective Date, and on the Termination Date.

                  (b)......The  Company agrees to pay to the Bank on or prior to the Effective Date an arrangement fee in the amount of $62,500.

                  (c)......The  Company  agrees to pay to the Bank a fee for any
Letter of Credit other than a commercial letter of credit, which fee shall be computed at a rate per annum equal to the Applicable Eurodollar Rate Margin, multiplied by the maximum amount available to be drawn from time to time under the Letter of Credit, for the period from and including the Letter of Credit's issuance date to and including the Letter of Credit's stated expiry date, subject to the Bank's standard minimum fee existing at the time of issuance, and without duplication for any fees previously paid to NBD Michigan in connection with Letters of Credit outstanding under the 1996 Credit Agreement on the Effective Date. This fee shall be payable quarterly in advance, with an initial payment due on or before the issuance date of the Letter of Credit, and then on each Interest Payment Date thereafter. With respect to any Letter of Credit in the form of a commercial letter of credit, the Company agrees to pay to the Bank commercial letter of credit fees at times and in amounts as the Company and the Bank may agree from time to time. Such fees are nonrefundable and the Company shall not be entitled to any rebate of any portion thereof if the Letter of Credit does not remain outstanding through its stated expiry date or for any other reason. The Company further agrees to pay to the Bank, on demand, such other customary administrative fees, charges, and expenses of the Bank in respect of issuing, negotiating, accepting, amending, transferring, and paying each Letter of Credit or otherwise payable pursuant to the application and related documents under which each Letter of Credit is issued.

         2.4      Disbursing Advances.

                  (a) The Company shall notify the Bank of its request for each Advance in substantially the form of Exhibit B not later than 11:00 a.m. Indianapolis time (i) three Eurodollar Business Days prior to the date such Advance is requested to be made if such Advance is to be made as a Eurodollar Rate Loan, (ii) five Business Days prior to the date any Letter of Credit Advance is requested to be made, and (iii) on the Business Day such Advance is requested to be made in all other cases, which notice shall specify whether a Eurodollar Rate Loan or Floating Rate Loan or a Letter of Credit Advance is requested and, in the case of each requested Eurodollar Rate Loan, the Interest Period to be initially applicable to such Loan, and, in the case of each Letter of Credit Advance, such information as may be necessary for its issuance by the Bank. Subject to the terms of this Agreement, the proceeds of each requested Loan shall be made available to the Company by depositing the proceeds thereof in immediately available funds, in an account maintained and designated by the Company at the Bank's principal office.

                  (b) All Revolving Credit Loans made under Section 2.4 shall be evidenced by the Revolving Credit Note and the Term Loan shall be evidenced by the Term Note, and all such Loans shall be due and payable and bear interest as provided in Article 3. The Company authorizes the Bank to record on any schedule attached to the Notes, or in its books and records, the date, amount and type of each Loan and the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and any other applicable information, which schedule or books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided, however, that failure of the Bank to record, or any error in recording, any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of the Loans, all accrued interest thereon, and all other amounts payable with respect thereto in accordance with the Notes and this Agreement. Subject to the terms of this Agreement, the Company may borrow Revolving Credit Loans under this Section
  2.4 and under Section 3.3, prepay Revolving Credit Loans pursuant to Section 3.1, and reborrow Revolving Credit Loans under this Section 2.4 and under
  Section 3.3.

                  (c) Subject to the terms of this Agreement, on the date any Letter of Credit Advance is requested to be made, the Bank shall issue the related Letter of Credit for the account of the Company. Notwithstanding anything herein to the contrary, the Bank may decline to issue any requested Letter of Credit on the basis that the beneficiary, the purpose of issuance, or the terms of drawing are unacceptable to it in its discretion.

         2.5 Conditions for First Disbursement. The obligation of the Bank to make the first Advance hereunder is subject to the Company delivering the following documents and the following matters being completed, all in form and substance satisfactory to the Bank:

                  (a)......Charter Documents. Certificates of recent date of the appropriate authority or official of the Company's and the Guarantors' respective states of incorporation listing all charter documents of the Company and the Guarantors on file in that office and certifying as to the good standing and corporate existence of the Company and the Guarantors, together with copies of such charter documents of the Company and the Guarantors, certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of the Company and the Guarantors, respectively;

                  (b)......By-Laws and Corporate  Authorizations.  The Company's
by-laws, together with all authorizing resolutions and evidence of other corporate action taken by the Company to authorize its execution, delivery and performance of this Agreement and the Notes, and the consummation by the Company of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Company, and the Guarantors' respective by-laws, together with all authorizing resolutions and evidence of other corporate action taken by the Guarantors to authorize their respective execution, delivery and performance of the Guaranty, and the consummation by the Guarantors of the transactions contemplated thereby, certified as true and correct as of the Effective Date by a duly authorized officer of the respective Guarantors;

                  (c)......Incumbency  Certificate.  A certificate of incumbency of the Company and each Guarantor containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of the Company and the Guarantors in connection with this Agreement, the Notes, and the Guaranty and their respective consummation of the transactions contemplated thereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Company or the Guarantors, as applicable;

                  (d)......Notes and Guaranties.  The Revolving Credit Note
duly executed on behalf of
the Company, and the Guaranty duly executed on behalf of each Guarantor;

                  (e)......Legal Opinions.  The favorable written opinion of
Baker & Daniels, counsel for
the Company and the Guarantors, in the form attached hereto as Exhibit D;

                  (f)......Consents,  Approvals, Etc. Copies of all governmental and non-governmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of the Company or the Guarantors in connection with the execution, delivery, and performance of the Loan Documents, or the transactions contemplated thereby or as a condition to the legality, validity or enforceability of the Loan Documents, certified as true and correct and in full force and effect as of the Effective Date by a duly authorized officer of the Company or the Guarantors, or, if none are required, a certificate of such officer to that effect;

                  (g)......Fees.  The arrangement fee described in Section
2.3(b);

                  (h)......European   Facility  and  Hurco  Guaranty.  A  letter
agreement, in form and substance satisfactory to the Bank, evidencing the European Facility, duly executed by Hurco Europe and Hurco GmbH, and the Hurco Guaranty duly executed by the Company, together with any documents and certificates required to be delivered thereunder;

                  (i)......NBD Assignment and Participation Agreement.  The NBD
 Assignment, duly executed
by NBD Michigan, FCNBD, and the Bank, and the Participation Agreement, duly executed by NBD Michigan and the Bank;

                  (j)......PML Documents.  The PML Note Agreement duly executed by PML and the Company,
and the PML Notes duly executed by the Company; and

                  (k)......Other.  Such other documents, and completing such other matters, as the Bank
                           -----
may reasonably request.

         2.6 Further Conditions for Disbursement. The obligation of the Bank to make any Advance (including the first Advance) is further subject to the following conditions being satisfied:

                  (a)......The   representations  and  warranties  contained  in
Article 4 shall be true and correct on and as of the date such Advance is made (both before and after such Advance is made) as if such representations and warranties were made on and as of such date;

                  (b)......No  Default or Event of Default  shall exist or shall have occurred and be continuing on the date such Advance is made (whether before or after such Advance is made);

                  (c)......In  the case of any  Letter  of Credit  Advance,  the
Company shall have delivered to the Bank an application for the related Letter of Credit and other related documentation requested by and acceptable to the Bank appropriately completed and duly executed on behalf of the Company.

The Company shall be deemed to have made a representation and warranty to the Bank at the time of the making of, and the continuation or conversion of, each Advance to the effect set forth in clauses (a) and (b) of this Section 2.6. For purposes of this Section 2.6, the representations and warranties contained in
Section 4.6 shall be deemed made with respect to both the financial statements referred to therein and the most recent financial statements delivered pursuant to Section 5.1(d)(ii) and (iii).

         2.7 Subsequent Elections as to Loans. The Company may elect (a) to continue a Eurodollar Rate Loan, or a portion thereof, as a Eurodollar Rate Loan, or (b) may elect to convert a Eurodollar Rate Loan, or a portion thereof, to a Loan of another type, or (c) elect to convert a Floating Rate Loan, or a portion thereof, to a Eurodollar Rate Loan, in each case by giving notice thereof to the Bank in substantially the form of Exhibit C hereto not later than 11:00 a.m. Indianapolis time three Eurodollar Business Days prior to the date any such continuation of or conversion to a Eurodollar Rate Loan is to be effective and not later than 11:00 a.m. Indianapolis time one Business Day prior to the date such continuation or conversion is to be effective in all other cases, provided that an outstanding Eurodollar Rate Loan may only be converted on the last day of the then-current Interest Period with respect to such Loan, and provided, further, if a continuation of a Loan as, or a conversion of a Loan to, a Eurodollar Rate Loan is requested, such notice shall also specify the Interest Period to be applicable thereto upon such continuation or conversion. If the Company shall not timely deliver such a notice with respect to any outstanding Eurodollar Rate Loan, the Company shall be deemed to have elected to convert such Eurodollar Rate Loan to a Floating Rate Loan on the last day of the then-current Interest Period with respect to such Loan.

         2.8 Limitation of Requests and Elections. Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a Eurodollar Rate Loan pursuant to Section 2.4, or a request for a continuation of a Eurodollar Rate Loan as a Eurodollar Rate Loan of the then-existing type or a request for a conversion of a Floating Rate Loan to a Eurodollar Rate Loan pursuant to Section 2.7, (a) in the case of any Eurodollar Rate Loan, deposits in Dollars for periods comparable to the Interest Period elected by the Company are not available to the Bank in the London interbank market, or (b) the Eurodollar Rate will not adequately and fairly reflect the cost to the Bank of making, funding, or maintaining the related Eurodollar Rate Loan, or (c) by reason of national or international financial, political, or economic conditions or by reason of any applicable law, treaty, or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request, or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful, or impossible for, or shall limit or impair the ability of, (i) the Bank to make or fund the relevant Loan or to continue such Loan as a Loan of the then-existing type or to convert a Loan to such a Loan, or (ii) the Company to make or the Bank to receive any payment under this Agreement at the place specified for payment hereunder or to freely convert any amount paid into Dollars at market rates of exchange or to transfer any amount paid or so converted to the address of its principal office specified in Section 7.2, then the Company shall not be entitled, so long as such circumstances continue, to request a Loan of the affected type pursuant to Section 2.4 or a continuation of or conversion to a Loan of the affected type pursuant to Section 2.7. In the event that such circumstances no longer exist, the Bank shall again consider requests for Loans of the affected type pursuant to Section 2.4, and for continuations of and conversions to Loans of the affected type pursuant to
Section 2.7.

         Notwithstanding any other provision of this Agreement to the contrary and in order to give effect to the provisions of Section 3.1(a)(ii), the Company shall make requests for Eurodollar Rate Loans pursuant to Section 2.4, and requests for continuations of and conversions to Eurodollar Rate Loans pursuant to Section 2.7, such that, on each date that any scheduled principal payment is due with respect to the Term Loan pursuant to Section 3.1(a), either Floating Rate Loans, or Eurodollar Rate Loans having an Interest Period ending on such date, or any combination thereof, are outstanding on such date in an aggregate outstanding principal amount not less than the amount of such principal payment.

         2.9 Minimum Amounts; Limitation on Number of Loans; Etc. Except for (a) Advances which exhaust the entire remaining amount of the Commitments, and (b) payments required pursuant to Section 3.8, each Eurodollar Rate Loan and each continuation or conversion pursuant to Section 2.7, and each prepayment thereof shall be in a minimum amount of $1,000,000 and in an integral multiple of $100,000, and each Floating Rate Loan and each continuation or conversion pursuant to Section 2.7, and each prepayment thereof shall be in a minimum amount of $100,000 and in an integral multiple of $10,000. The aggregate number of Eurodollar Rate Loans outstanding at any one time under this Agreement may not exceed six (6). Letter of Credit Advances may be issued in any denomination acceptable to the Bank.



                                                ARTICLE 3
                                   PAYMENTS AND PREPAYMENTS OF ADVANCES

         3.1      Principal Payments and Prepayments.

                  (a)......Unless   earlier   payment  is  required  under  this
Agreement, (i) the Company shall pay to the Bank the entire outstanding principal amount of the Revolving Credit Loans on the Termination Date, and (ii) the Company shall pay to the Bank the outstanding principal amount of the Term Loan on the Maturity Date, when the entire outstanding principal amount of the Term Loan shall be due and payable.

                  (b)......If at any time the principal  amounts of the Advances exceed the Commitment, and upon written notice from the Bank of such occurrence, the Company shall immediately pay to the Bank an amount not less than the amount of such excess, to be applied first to the amounts outstanding under the Loans, and then deposited in an interest-bearing cash collateral account to secure amounts outstanding under the Letters of Credit.

                  (c)......The  Company  shall  pay or cause to be paid when due
(i) all regularly scheduled principal payments on the Outstanding Facilities and
(ii) all payments of interest and fees (including without limitation letter of credit fees and commitment fees) which are owing under the Outstanding Facilities.

                  (d)......Within  fifteen  days  after the  Company  closes the fiscal month in which an asset sale has occurred from which the Company has received Asset Sale Proceeds, the Company shall pay to the Bank an amount not less than the Bank's Pro Rata Share as of the end of such month of the Asset Sale Proceeds, to be applied first to amounts outstanding under the Loans, and then deposited in an interest-bearing cash collateral account to secure amounts outstanding under the Letters of Credit. At that time, the Company may also pay to PML an amount not greater than PML's Pro Rata Share of the Asset Sale Proceeds, to be applied to the amounts outstanding under the PML Notes.

                  (e)......The  Company  may at any time  and from  time to time prepay all or a portion of the Loans, without premium or penalty, provided that the Company shall have notified the Bank not later than 12:00 p.m. Noon
Indianapolis time on the Business Day a payment is to be made, and provided, further, (i) the Company may not prepay any portion of any Loan as to which an election for a continuation of or a conversion to a Eurodollar Rate Loan is pending pursuant to Section 2.4, and (ii) unless earlier payment is required under this Agreement, any Eurodollar Rate Loan may only be prepaid on the last day of the then-current Interest Period with respect to such Loan. Upon the giving of such notice, the aggregate principal amount of such Loan or portion thereof so specified in such notice, together with such accrued interest and other amounts, shall become due and payable on the specified prepayment date.

                  (f)......Prepayments  of the Term Loan,  whether  optional  or mandatory, shall be applied to installments of principal of the Term Loan in the inverse order of their maturities, and no partial prepayment of the Term Loan shall reduce the amount or defer the date of the scheduled installments of principal required to be paid thereon.

         3.2 Interest Payments. The Company shall pay interest to the Bank on the unpaid principal amount of each Loan, for the period commencing on the date the Loan is made until the Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration, or otherwise), and thereafter on demand, at the following rates per annum:

                  (a)......During such periods that the Loan is a Floating Rate
Loan, the Floating Rate;

                  (b)......During  such  periods  that the Loan is a  Eurodollar
Rate Loan, the Eurodollar Rate applicable to the Loan for each related Eurodollar Interest Period.

Notwithstanding the foregoing paragraphs (a) and (b), the Company shall pay interest on demand by the Bank at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Company hereunder (other than interest) at any time on or after an Event of Default unless otherwise requested in writing by the Bank.

         3.3      Letter of Credit Reimbursement Payments.

                  (a)......  (i) The Company  agrees to pay to the Bank,  on the day on which the Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, an amount equal to the amount paid by the Bank in respect of such draft or other demand under such Letter of Credit and all expenses paid or incurred by the Bank relative thereto. Unless the Company shall have made such payment to the Bank on such day, upon each such payment by the Bank, the Bank shall be deemed to have disbursed to the Company, and the Company shall be deemed to have elected to satisfy its reimbursement obligation by, a Revolving Credit Loan bearing interest at the Floating Rate for the account of the Bank in an amount equal to the amount so paid by the Bank in respect of such draft or other demand under such Letter of Credit. Such Revolving Credit Loan shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Loan set forth in Article 2 and, to the extent of the Revolving Credit Loan so disbursed, the reimbursement obligation of the Company under this Section 3.3 shall be deemed satisfied; provided, however, that nothing in this Section 3.3 shall be deemed to constitute a waiver of any Default or Event of Default caused by failing to satisfy the conditions for disbursement or otherwise.

                  .........(ii).....If,   for  any  reason  (including   without
limitation as a result of the occurrence of an Event of Default with respect to the Company pursuant to Section 6.1(h)), Floating Rate Loans may not be made by the Bank as described in Section 3.3(a)(i), then the Company agrees that each reimbursement amount not paid pursuant to the first sentence of Section
3.3(a)(i) shall bear interest, payable on demand by the Bank, at the interest rate then applicable to Floating Rate Loans.

                  (b)......The  reimbursement  obligation  of the Company  under this Section 3.3 shall be absolute, unconditional, and irrevocable and shall remain in full force and effect until all obligations of the Company to the Bank hereunder shall have been satisfied, and such obligations of the Company shall not be affected, modified, or impaired upon the happening of any event, including without limitation any of the following, whether or not with notice to, or the consent of, the Company:

                           (i)......Any lack of validity or enforceability of
any Letter of Credit or any
documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents");

                           (ii).....Any amendment, modification, or waiver of,
or any consent,
substitution, exchange or release of or failure to perfect any interest in collateral or security with respect to, any of the Letter of Credit Documents;

                           (iii)....The existence of any claim, setoff, defense,
 or other right which the
Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Bank or any other person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein, or any unrelated transactions;

                           (iv).....Any draft or other statement or document
presented under any Letter
of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (v)......Payment by the Bank to the beneficiary under
 any Letter of Credit
against presentation of documents which do not comply with the Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit, so long as such documents substantially comply with the terms of the Letter of Credit;

                           (vi).....Any failure, omission, delay, or lack on the
 part of the Bank or any
party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power, or remedy conferred upon the Bank or any such party under this Agreement or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Bank or any such party;

                           (vii)    Any other event or circumstance that would,
in the absence of this
clause, result in the release or discharge by operation of law or otherwise of the Company from performing or observing any obligation, covenant, or agreement contained in this Section.

No setoff, counterclaim, reduction, or diminution of any obligation or any defense of any kind or nature which the Company has or may have against the beneficiary of any Letter of Credit shall be available hereunder to the Company against the Bank. Nothing in this Section shall limit the liability, if any, of the Bank to the Company pursuant to Section 7.5.

         3.4      Payment Method.

                  (a)......All payments to be made by the Company hereunder will be made to the Bank in Dollars and in immediately available, freely transferable, cleared funds not later than 1:00 p.m. Indianapolis time at the principal office of the Bank specified in Section 7.2. Payments received after 1:00 p.m. at the place for payment shall be deemed to be payments made prior to 1:00 p.m. at the place for payment on the next succeeding Business Day. The Company hereby authorizes the Bank to charge its account with the Bank in order to cause timely payment of amounts due hereunder to be made (subject to sufficient funds being available in such account for that purpose).

                  (b)......At the time of making each such payment,  the Company shall, subject to the other terms of this Agreement, specify to the Bank the Loan or other obligation of the Company hereunder to which such payment is to be applied. In the event that the Company fails to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Bank may apply such payments as it may determine in its sole discretion.

         3.5 No Setoff or Deduction. All payments of principal of and interest on the Loans and other amounts payable by the Company hereunder shall be made by the Company without setoff or counterclaim, and, subject to the next succeeding sentence, free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority. If any such taxes, levies, imposts, duties, fees, assessments or other charges are imposed, the Company will pay such additional amounts as may be necessary so that payment of principal of and interest on the Loans and other amounts payable hereunder, after withholding or deduction for or on account thereof, will not be less than any amount provided to be paid hereunder and, in any such case, the Company will furnish to the Bank certified copies of all tax receipts evidencing the payment of such amounts within 45 days after the date any such payment is due pursuant to applicable law.

         3.6 Payment on Non-Business Day; Payment Computations. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest and other amounts due under this Agreement shall be made on the basis of a year of 360 days for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

         3.7      Additional Costs.

                  (a)......In the event that any applicable law, treaty or other international agreement, rule, or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to the Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive of any such authority (whether or not having the force of law), shall (a) affect the basis of taxation of payments to the Bank of any amounts payable by the Company under this Agreement (other than taxes imposed on the overall net income of the Bank, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which the Bank has its principal office), or (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank, or (c) shall impose any other condition with respect to this Agreement, or any of the Commitments, the Notes, or the Loans or any Letter of Credit, and the result of any of the foregoing is to increase the cost to the Bank of making, funding, or maintaining any Eurodollar Rate Loan or any Letter of Credit or to reduce the amount of any sum receivable by the Bank thereon, then the Company shall pay to the Bank, from time to time, upon its request, additional amounts sufficient to compensate the Bank for such increased cost or reduced sum receivable to the extent, in the case of any Eurodollar Rate Loan, the Bank is not compensated therefor in computing the interest rate applicable to such Eurodollar Rate Loan. A statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by the Bank and submitted by the Bank to the Company, shall be conclusive and binding for all purposes absent manifest error in computation.

                  (b)......In  the event that any  applicable  law,  treaty,  or other international agreement, rule, or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to the Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by the Bank (or any corporation controlling the Bank) and the Bank determines that the amount of such capital is increased by or based upon the existence of the Bank's obligations hereunder and such increase has the effect of reducing the rate of return on the Bank's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which the Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then the Company shall pay to the Bank from time to time, upon request by the Bank, additional amounts sufficient to compensate such Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which the Bank reasonably determines to be allocable to the existence of the Bank's obligations hereunder. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by the Bank and submitted to the Company, shall be conclusive and binding for all purposes absent manifest error in computation. The Bank may, at its option, specify that such amounts be paid by way of an increase in the commitment fees payable by the Company pursuant to Section 2.3(a).

         3.8 Illegality and Impossibility. In the event that any applicable law, treaty, or other international agreement, rule, or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to the Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request, or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for the Bank to maintain any Loan under this Agreement, shall make it impracticable, unlawful or impossible for, or shall in any way limit or impair ability of, the Company to make or the Bank to receive any payment under this Agreement at the place specified for payment hereunder, the Company shall, upon receiving notice thereof from the Bank, repay in full the then-outstanding principal amount of each Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to the Bank under Section 3.8, (a) on the last day of the then-current Interest Period applicable to the Loan if the Bank may lawfully continue to maintain the Loan to that day, or (b) immediately if the Bank may not continue to maintain the Loan to that day.

         3.9 Indemnification. If the Company makes any payment of principal with respect to any Eurodollar Rate Loan on any other date than the last day of an Interest Period applicable thereto (whether pursuant to Section 3.7, Section 6.2, or otherwise), or if the Company fails to borrow any Eurodollar Rate Loan after notice has been given to the Bank in accordance with Section 2.4, or if the Company fails to make any payment of principal or interest in respect of a Eurodollar Rate Loan when due, the Company shall reimburse the Bank on demand for any resulting loss or expense incurred by the Bank, including without limitation any loss incurred in obtaining, liquidating, or employing deposits from third parties, whether or not the Bank shall have funded or committed to fund the Loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by the Bank and submitted by the Bank to the Company, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to the Bank under this
Section 3.9 shall be made as though the Bank shall have actually funded or committed to fund the relevant Eurodollar Rate Loan through the purchase of an underlying deposit in an amount equal to the amount of the Loan in the relevant market and having a maturity comparable to the related Interest Period and through the transfer of such deposit to a domestic office of the Bank in the United States; provided, however, that the Bank may fund any Eurodollar Rate Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculating amounts payable under this Section 3.9.



                                                ARTICLE 4
                                      REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Bank that:

         4.1 Corporate Existence and Power. Each of the Company and its Active Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its jurisdiction of incorporation or organization, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law. The Company has all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver this Agreement and the Notes and to engage in the transactions contemplated by this Agreement.

         4.2 Corporate Authority. The execution, delivery and performance by the Company of this Agreement and the Notes have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Company's charter or by-laws, or of any contract or undertaking to which the Company is a party or by which the Company or any of its property may be bound or affected and will not result in the imposition of any Lien except for Permitted Liens. The execution, delivery and performance by the Guarantors of the Guaranty have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Guarantors' charter or by-laws, or of any contract or undertaking to which any Guarantor is a party or by which any Guarantor or any of their respective property may be bound or affected and will not result in the imposition of any Lien except for Permitted Liens.

         4.3 Binding Effect. This Agreement is, and the Notes and the Guaranty when delivered hereunder will be, legal, valid and binding obligations of the Company and the Guarantors, respectively, which are signatories thereto, enforceable against each of them in accordance with their respective terms.

         4.4 Subsidiaries. Schedule 4.4 hereto correctly sets forth the corporate name, jurisdiction of incorporation, and ownership of each Active Subsidiary, and the corporate name of each Inactive Subsidiary. Each Subsidiary of the Company and each corporation becoming a Subsidiary of the Company after the date hereof is and will be a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law. Each Subsidiary of the Company has and will have all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of capital stock of each Subsidiary of the Company have been and will be validly issued and are and will be fully paid and nonassessable and, except as otherwise indicated in Schedule 4.4 hereto or disclosed in writing to the Bank from time to time, are and will be owned, beneficially and of record, by the Company or another Subsidiary of the Company, free and clear of any Liens.

         4.5 Litigation. Except as set forth in Schedule 4.5 hereto, there is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries before or by any court, governmental authority, or arbitrator, which if adversely decided might have a Material Adverse Effect and, to the best of the Company's knowledge, there is no basis for any such action, suit or proceeding.

         4.6 Financial Condition. The consolidated balance sheet of the Company and its Subsidiaries and the related consolidated statements of operations and cash flows and consolidated changes in shareholders equity of the Company and its Subsidiaries for the fiscal year ended October 31, 1996, and reported on by the Company's independent certified public accountants, and the interim consolidated balance sheet and interim consolidated statements of operations and cash flows and consolidated changes in shareholders equity of the Company and its Subsidiaries, as of or for the six-month period ended on April 30, 1997, copies of which have been furnished to the Bank, fairly present, and the financial statements of the Company and its Subsidiaries delivered pursuant to
Section 5.1(d) will fairly present, the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Company and its Subsidiaries for the respective periods indicated, all in accordance with Generally Accepted Accounting Principles consistently applied (subject, in the case of any interim statements, to year-end audit adjustments). Except as reflected in the financial statements delivered to the Bank for the period ended April 30, 1997, there has been no event or development which has had or could reasonably be expected to have a Material Adverse Effect since October 31, 1996. Except as reflected in the financial statements delivered to the Bank for the period ended April 30, 1997, and except for any letters of credit, bankers acceptances, and bankers guaranties issued by the Bank or NBD Michigan since October 31, 1996, there is no material Contingent Liability of the Company or any of its Subsidiaries that is not reflected in such financial statements or in the notes thereto.

         4.7 Use of Advances. The Company will use the proceeds of the Advances for its general corporate purposes, and to repurchase shares of its common stock from time to time at prevailing market prices (any shares so purchased, the "Repurchased Shares"). Neither the Company nor any of its Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose. After applying the proceeds of each Advance, such margin stock will not constitute more than 25% of the value of the assets (either of the Company alone or of the Company and its Subsidiaries on a consolidated basis) that are subject to any provisions of this Agreement that may cause the Advances to be deemed secured, directly or indirectly, by margin stock.

         4.8 Consents, Etc. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Company pursuant to
Section 2.5(f), if any, each of which is in full force and effect, no consent, approval, or authorization of, or declaration, registration, or filing with, any governmental authority or any nongovernmental person or entity, including without limitation any creditor, lessor or stockholder of the Company or any of its Subsidiaries, is required on the part of the Company or any Guarantor in connection with the execution, delivery, and performance of the Loan Documents, or the transactions contemplated hereby or thereby, or as a condition to the legality, validity, or enforceability of any of the Loan Documents.

         4.9 Taxes. The Company and its Subsidiaries have filed all tax returns (foreign and domestic; federal, state, and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof in accordance with Generally Accepted Accounting Principles. Neither the Company nor any of its Subsidiaries knows of any actual or proposed tax assessment or any basis therefor, and no extension of time for the assessment of deficiencies in any tax has been granted by the Company or any such Subsidiary.

         4.10 Title to Properties. Except as otherwise disclosed in the latest balance sheet delivered pursuant to Section 4.6 or 5.1(d), the Company or one or more of its Subsidiaries have good and marketable fee simple title to all of the real property, and a valid and indefeasible ownership interest in all of the other properties and assets reflected in said balance sheet or subsequently acquired by the Company or any such Subsidiary. All of such properties and assets are free and clear of any Lien, except for Permitted Liens.

         4.11 ERISA. The Company, its Domestic Subsidiaries, their ERISA Affiliates, and their respective Plans are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan. None of the Company, any of its Domestic Subsidiaries, or any of their ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Company, its Domestic Subsidiaries, and their ERISA Affiliates have met the minimum funding requirements as currently applicable under ERISA and the Code with respect to each of their respective Plans, if any, and have not incurred any liability to the PBGC or any Plan. The execution, delivery, and performance of the Loan Documents do not constitute a Prohibited Transaction. The Actuarial Present Value of Accumulated Plan Benefits does not exceed the Net Assets Available for Benefits with respect to any Plan of the Company, its Domestic Subsidiaries, or their ERISA Affiliates on an on-going basis.

         4.12 Disclosure. No report or other information furnished in writing by or on behalf of the Company or any Guarantor or any of their officers or agents to the Bank in connection with the negotiation or administration of this Agreement contains any material misstatement of fact or omits to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. Neither this Agreement or the other Loan Documents, nor any other document, certificate, report, or statement or other information furnished to the Bank by or on behalf of the Company or any Guarantor in connection with the transactions contemplated herein contains any untrue statement of a material fact or omits to state a material fact in order to make the statements contained herein and therein not misleading in light of the circumstances in which they were made. There is no fact known to the Company or any Guarantor which has, or which in the future may have (so far as the Company can now foresee) a Material Adverse Effect, which has not been set forth in this Agreement or in the other documents, certificates, statements, reports, and other information furnished in writing to the Bank by or on behalf of the Company or any Guarantor in connection with the transactions contemplated hereby.

         4.13 Environmental and Safety Matters. The Company and each of its Subsidiaries is in material compliance with all national, state, and local laws, ordinances, and regulations relating to safety and industrial hygiene or to the environmental condition, including without limitation all Environmental Laws in jurisdictions in which the Company or any such Subsidiary owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of hazardous substances, solid waste, or other wastes, accepts or has accepted for transport any hazardous substances, solid wastes, or other wastes or holds or has held any interest in real property or otherwise, except where the failure to so comply will not have a Material Adverse Effect. No demand, claim, notice, action, administrative proceeding, investigation, or inquiry, whether brought by any governmental authority, private person or entity, or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or threatened against the Company or any of its Subsidiaries, any real property in which the Company or any of its Subsidiary holds or has held an interest, or any past or present operation of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries (a) is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic substances, radioactive materials, hazardous wastes, or related materials into the environment, (b) has received any notice of any toxic substances, radioactive materials, hazardous waste, or related materials in or upon any of its properties in violation of any Environmental Laws, (c) knows of any basis for any such investigation, notice, or violation, or (d) owns or operates, or has owned or operated, property which appears on the United States National Priority List or any other governmental listing which identifies sites for remedial clean-up or investigatory actions, except as disclosed on Schedule 4.13 hereto, and as to such matters disclosed on such Schedule, none will have a Material Adverse Effect. No release, threatened release or disposal of hazardous waste, solid waste, or other wastes is occurring or has occurred on, under, or to any real property in which the Company or any of its Subsidiaries holds any interest or performs any of its operations, in violation of any Environmental Law.

         4.14 No Default. Neither the Company nor any Subsidiary is in default or has received any written notice of default under or with respect to any of its Contractual Obligations in any respect which could have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         4.15 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation applicable to the Company or any Subsidiary could have a Material Adverse Effect on the financial condition or business of the Company and its Subsidiaries.



                                                ARTICLE 5
                                                COVENANTS

         5.1 Affirmative Covenants. The Company covenants and agrees that, until the Termination Date and thereafter until the principal of and accrued interest on the Notes has been paid in full and all other obligations of the Company and the Guarantors under this Agreement and the other Loan Documents have been performed, unless the Bank shall otherwise consent in writing, it shall, and shall cause each of its Active Subsidiaries to:

                  (a)......Preservation of Corporate Existence, Etc. Do or cause to be done all things necessary to preserve, renew, and keep in full force and effect its legal existence, except to the extent permitted by Section 5.2(f), and its qualification as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary under applicable law, and the rights, licenses, permits (including those required under Environmental
Laws), franchises, patents, copyrights, trademarks, and trade names material to conducting its business, and defend all of the foregoing against all claims, actions, demands, suits, or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

                  (b)......Compliance  with Laws,  Etc.  Comply in all  material respects with all applicable laws, rules, regulations, and orders of any governmental authority, whether federal, state, local, or foreign (including without limitation ERISA, the Code, and Environmental Laws), in effect from time to time, and pay and discharge promptly when due all taxes, assessments, and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials, and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Company or any of its Subsidiaries in accordance with Generally Accepted Accounting Principles.

                  (c)......Maintenance  of  Properties;   Insurance.   Maintain,
preserve, and protect all property that is material to the conduct of the business of the Company or any of its Subsidiaries and keep such property in good repair, working order, and condition and from time to time make or cause to be made all needful and proper repairs, renewals, additions, improvements, and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms, and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated, and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death, or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amount as the Company shall reasonably deem necessary, and maintain such other insurance as may be required by law or as may be reasonably requested by the Bank for purposes of assuring compliance with this Section.

                  (d) Reporting Requirements. Furnish to the Bank the following:

                           (i)......Promptly and in any event within three
calendar days after becoming
aware of the occurrence of (A) any Default or Event of Default, (B) the commencement of any material litigation against, by, or affecting the Company or any of its Subsidiaries (not including the patent infringement litigation instituted by the Company or any of its Subsidiaries, unless material counterclaims are brought against the Company or any of its Subsidiaries), and any material developments therein, or (C) entering into any material contract or undertaking that is not entered into in the ordinary course of business other than IMS entering into documents reflecting patent infringement settlements and related patent license agreements, or (D) any development in the business or affairs of the Company or any of its Subsidiaries which has resulted in or which is likely in the reasonable judgment of the Company to result in a Material Adverse Effect, a statement of the Company's chief financial officer setting forth details of each such Default or Event of Default or such litigation, material contract, or undertaking or development and the action which the Company or its Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

 ...........................(ii).....As soon as available and in any event within
60 days after the end of each fiscal quarter of the Company, the consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such quarter, and the related consolidated and consolidating statements of operations and cash flows (except that consolidating balance sheets and statements of operations and retained earnings need not be given for Inactive Subsidiaries or Active Subsidiaries whose only asset is the capital stock of another Subsidiary of the Company), for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the Company's chief financial officer or principal accounting officer as fairly presenting the consolidated financial position of the Company and its Subsidiaries for the periods contained therein and as having been prepared in accordance with Generally Accepted Accounting Principles, together with a certificate of such officer demonstrating compliance with the covenants contained in Sections 5.2(a), (b), (c), (g), and (j), and such supporting schedules setting forth such information as the Bank may reasonably request relating to such covenants, and stating whether such officer is aware of any Event of Default or any event or condition which, with notice or lapse of time, or both, would constitute an Event of Default, and, if such an Event of Default or such an event or condition then exists and is continuing, a statement setting forth the nature and status thereof;

                  .........(iii)....As soon as available and in any event within
110 days after the end of each fiscal year of the Company, a copy of the consolidated and consolidating balance sheet of the Company and its
Subsidiaries, each as of the end of such fiscal year, and the related consolidated and consolidating statements of operations and cash flows for such fiscal year and consolidated changes in shareholders equity (except that consolidating balance sheets and statements of operations and retained earnings need not be given for Inactive Subsidiaries or Active Subsidiaries whose only asset is the capital stock of another Subsidiary of the Company), with a customary audit report of independent certified public accountants selected by the Company and reasonably acceptable to the Bank, which report shall be without any qualifications (it being acknowledged that explanatory text highlighting or emphasizing information provided in the financial statements and which is not expressed as a qualification to the report is not to be deemed a qualification), together with (A) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in the course of their review of such financial statements, they have become aware of any Event of Default or any event or condition which, with notice or lapse of time, or both, would constitute an Event of Default, and, if such an Event of Default or such an event or condition then exists and is continuing, a statement setting forth the nature and status thereof and (B) a certificate of the Company's chief financial officer or principal accounting officer as required under Section 5.1(d)(iii);

                           (iv).....Promptly after the sending or filing
thereof, copies of all reports,
proxy statements, and financial statements which the Company or any of its Subsidiaries sends to or files with any of their respective security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof; and

                           (v)......Promptly and in any event within 10 calendar
 days after receiving or
becoming aware thereof (A) a copy of any notice of intent to terminate any Plan of the Company, its Subsidiaries, or any ERISA Affiliate filed with the PBGC,
(B) a statement of the Company's chief financial officer setting forth the details of any Reportable Event with respect to any such Plan, (C) a copy of any notice that the Company, any of its Subsidiaries, or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan, or (D) a copy of any notice of failure to make a required installment or other payment within the meaning of Section 412(n) of the Code or Section 302(f) of ERISA with respect to any such Plan; and

                           (vi).....Promptly, such other information respecting
 the business, properties,
operations, or condition, financial or otherwise, of the Company or any of its Subsidiaries as the Bank may from time to time reasonably request.

                  (e)......Accounting; Access to Records, Books, Etc. Maintain a
system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with Generally Accepted Accounting Principles and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, permit the Bank or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and its Subsidiaries, and to discuss the affairs, finances, and accounts of the Company and its Subsidiaries with their respective directors, officers, employees, and independent auditors, and by this provision the Company authorizes such persons to discuss such affairs, finances and accounts with the Bank.

                  (f)......Further  Assurances.  Execute and  deliver  within 30 days after the Bank's request all further instruments and documents and take all further action that may be necessary or desirable, or that the Bank may reasonably request, in order to give effect to, and to aid in exercising and enforcing the Bank's rights and remedies under, the Loan Documents.

                  (g)......Additional  Guarantors. Promptly have each Subsidiary which has total assets exceeding $1,000,000 (as shown on the latest balance sheet delivered under subsections (d)(ii) or (iii)) become a Guarantor by executing a document substantially in the form of the Guaranty.

         5.2 Negative Covenants. Until the Termination Date and thereafter until payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Company under this Agreement, the Company agrees that, unless the Bank shall otherwise consent in writing it shall not, and shall not permit any of its Subsidiaries to:

                  (a) Indebtedness Ratio. Create, assume, incur, guarantee or otherwise become liable for, directly or indirectly, any Indebtedness, other than Indebtedness of the Company and its Subsidiaries which, after giving effect thereto and the application of the proceeds thereof, would result in Consolidated Total Indebtedness of the Company and its Subsidiaries then to be outstanding, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, exceeding 50% of the Consolidated Total Capitalization.

                  (b)......Fixed  Charge  Ratio.  As of the end of  each  fiscal quarter, permit the ratio of Consolidated Income Available for Fixed Charges to Consolidated Fixed Charges for the preceding twelve months to be less than 1.25 to 1.0.

                  (c)......Tangible  Net  Worth.  Permit or suffer  consolidated
Tangible Net Worth of the Company and its Subsidiaries as of the last day of each fiscal quarter ending after the Effective Date to be less than the sum of
(i) $20,000,000 plus (ii) an amount equal to fifty percent (50%) of Cumulative Net Income of the Company and its Subsidiaries at the end of the fiscal quarter plus (iii) an amount equal to seventy-five percent (75%) of the aggregate Equity Proceeds received by the Company or its Subsidiaries after the Effective Date and on or prior to the end of the fiscal quarter.

                  (d)......Indebtedness.  Create, incur, assume or in any
manner become liable in respect
of, or suffer to exist, any Indebtedness other than:

                           (i)......The Outstanding Facilities and the IRB
Bonds;

                           (ii).....The Indebtedness outstanding under the PML
Note Agreement and the PML
Notes having the same terms as those existing on the Effective Date, but no extension or renewal thereof shall be permitted;

                           (iii)....Indebtedness (other than Indebtedness
permitted under subsections
(d)(i) and (d)(ii)) in aggregate outstanding principal amount not exceeding 15% of the consolidated Tangible Net Worth of the Company and its Subsidiaries from time to time in the aggregate; and

                           (iv).....Indebtedness of any Subsidiary of the
Company owing to the Company or
to any other Subsidiary of the Company.

                  (e)......Liens.  Create,  incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company or any of its Subsidiaries, other than:

                           (i)......Liens for taxes not delinquent or for taxes
 being contested in good
faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records in accordance with Generally Accepted Accounting Principles;

                           (ii).....Liens (other than any Lien imposed by ERISA
or any Environmental Law)
created and maintained in the ordinary course of business which would not have a Material Adverse Effect and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation,
(B) good faith deposits in connection with bids, tenders, contracts or leases to which the Company or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, (E) pledges or deposits to secure public or statutory obligations of the Company or any of its Subsidiaries, or surety, customs or appeal bonds to which the Company or any of its Subsidiaries is a party, and (F) any Lien created to secure payment of a portion of the purchase price of, or existing at the time of acquisition of, any tangible fixed asset acquired by the Company or any of its Subsidiaries if the outstanding principal amount of the Indebtedness secured by the Lien does not at any time exceed the purchase price for the asset, the aggregate Indebtedness secured by such Liens does not increase by more than $500,000 during any single fiscal year, and such Lien does not encumber any other asset at any time by the Company or any Subsidiary;

                           (iii)....Liens affecting real property which
constitute minor survey
exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, provided that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Company or any of its Subsidiaries;

                           (iv).....Liens as security for Indebtedness permitted
 by Section 5.2(d)(iii)
which in the aggregate does not exceed five percent (5%) of the consolidated Tangible Net Worth of the Company and its Subsidiaries existing from time to time; and

                           (v)......The interest or title of a lessor under any
 lease (including without
limitation Capital Leases) otherwise permitted under this Agreement with respect to the property subject to such lease to the extent performance of the obligations of the Company or its Subsidiary thereunder are not delinquent.

                  (f)......Merger;  Acquisitions;  Etc.  Purchase  or  otherwise acquire, whether in one or a series of transactions, all or a substantial portion of the business, assets, rights, revenues, or property, real, personal or mixed, tangible or intangible, of any person, or all or a substantial portion of the capital stock of or other ownership interest in any other person; nor merge or consolidate or amalgamate with any other person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other person, provided, however, that this Section shall not prohibit any merger or acquisition if (i) the Company or a Subsidiary of the Company shall be the surviving or continuing corporation thereof, (ii) immediately before and after such merger or acquisition, no Default or Event of Default shall exist or shall have occurred and be continuing and the representations and warranties contained in Article 4 shall be true and correct on and as of the date thereof (both before and after such merger or acquisition is consummated) as if made on the date such merger or acquisition is consummated, and (iii) prior to the consummation of such merger or acquisition, the Company shall have provided to the Bank an opinion of counsel and a certificate of the chief financial officer of the Company (attaching computations to demonstrate compliance with all financial covenants hereunder), each stating that such merger or acquisition complies with this Section and that any other conditions under this Agreement relating to such transaction have been satisfied.

                  (g)......Disposition  of Assets.  Sell,  lease,  or  otherwise transfer or dispose of all or a substantial portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than (i) inventory sold in the ordinary course of business upon customary credit terms, (ii) trade-ins of any equipment in conjunction with acquiring replacement equipment, (iii) sales of the Company's Capital Stock, (iv) leases of real property, (v) sales of obsolete or surplus machinery and equipment in the ordinary course of business so long as the purchase price is paid in cash or immediately available funds, if, immediately before and after such transaction, no Default or Event of Default shall exist or shall have occurred and be continuing, and (vi) other sales, leases, transfers, or dispositions so long as (A) no Default or Event of Default shall exist or shall have occurred and be continuing, and (B) all Asset Sale Proceeds from such sales and dispositions are applied as required under Section 3.1(d).

                  (h)......Nature  of Business.  Make any substantial  change in the nature of its business from that engaged in on the date of this Agreement or engage in any businesses which are substantially different from the businesses engaged in on the date of this Agreement.

                  (i)......Dividends  and Other Restricted Payments.  Make, pay,
declare, or authorize any dividend, payment, or other distribution in respect of any class of its capital stock or any dividend, payment, or distribution in connection with the redemption, purchase, retirement, or other acquisition, directly or indirectly, of any shares of its capital stock, or any payment or other distribution to its officers or directors outside the ordinary course of business, to the extent such payments or distributions would cause or result in the occurrence of a Default or Event of Default.

                  (j)......Capital Expenditures.  Acquire or contract to acquire any fixed asset or make any other Capital Expenditure if the aggregate purchase price and other acquisition costs of all such fixed assets acquired and other Capital Expenditures made by the Company and any of its Subsidiaries during any fiscal quarter, together with the Capital Expenditures made during the prior three fiscal quarters, would exceed, on a consolidated basis, an amount equal to the greater of (i) the amount which would allow the ratio of EBITDAR to the sum of Consolidated Fixed Charges plus Capital Expenditures to be not less than 1.25 to 1.0 for the four fiscal quarters immediately preceding the date of the proposed Capital Expenditure and (ii) the consolidated depreciation and amortization expense of the Company and its Subsidiaries for such four fiscal quarter period.

                  (k)......Investments,   Loans,   and  Advances.   Purchase  or
otherwise acquire any capital stock of or other ownership interest in, or debt securities of or other evidences of Indebtedness of, any other person; nor make any loan or advance of any of its funds or property or make any other extension of credit to, or make any investment or acquire any interest whatsoever in, any other person; nor incur any Contingent Liability; other than (i) extensions of trade credit made in the ordinary course of business on customary credit terms and commission, travel and similar advances made to officers and employees in the ordinary course of business, (ii) Permitted Investments, (iii) those investments, loans, advances, and other transactions not exceeding 15% of the consolidated Tangible Net Worth of the Company and its Subsidiaries from time to time in the aggregate, (iv) related to Letters of Credit issued hereunder, (v) product warranty obligations incurred in the ordinary course of business, (vi) Contingent Liabilities incurred with respect to Indebtedness of the Company or any Subsidiary, and (vii) in connection with Subsidiaries established in connection with a transaction permitted under Section 5.2(f).

                  (l)......Transactions  with Affiliates.  Enter into,  become a party to, or become liable in respect of, any contract or undertaking with any Affiliate except in the ordinary course of business and on terms not less favorable to the Company or such Subsidiary than those which could be obtained if such contract or undertaking were an arms length transaction with a person other than an Affiliate.

                  (m)......Sale  and  Leaseback  Transactions.  Become or remain liable in any way, whether directly or by assignment or as a guarantor or other contingent obligor, for the obligations of the lessee or user under any lease or contract for the use of any real or personal property if such property is owned on the date of this Agreement or thereafter acquired by the Company or any of its Subsidiaries and has been or is to be sold or transferred to any other person and was, is, or will be used by the Company or any such Subsidiary for substantially the same purpose as such property was used by the Company or such Subsidiary prior to such sale or transfer.

                  (n)......Negative Pledge Limitation.  Enter into any agreement with any person other than the Bank pursuant hereto or PML pursuant to the PML Note Agreement which prohibits or limits the ability of the Company or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues, or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, other than the Repurchased Shares.

                  (o)......Accounting  Changes.  Change its fiscal  year or make any significant changes (i) in accounting treatment and reporting practices except as permitted by generally accepted accounting principles and disclosed to the Bank, or (ii) in tax reporting treatment except as permitted by law and disclosed to the Bank.

                  (p)......Inconsistent  Agreements.  Enter  into any  agreement containing any provision which would be violated or breached by this Agreement or any of the transactions contemplated hereby or by performance by the Company or any of its Subsidiaries of its obligations in connection therewith.



                                                ARTICLE 6
                                                 DEFAULT

         6.1 Events of Default. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived pursuant to Section 8.1:

                  (a)......Nonpayment.  The  Company  shall fail to pay when due any principal of the Notes, or any reimbursement obligation under Section 3.3 (whether by deemed disbursement of a Revolving Credit Loan or otherwise), or fail to pay any interest on the Notes or any fees or any other amount payable hereunder, which failure continues for a period of three days following written notice thereof to the Company by the Bank; or

                  (b)......Misrepresentation.  Any  representation  or  warranty made by the Company herein or in any other certificate, report, financial statement, or other document furnished by or on behalf of the Company or any of its Subsidiaries in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made and such failure continues for more than five days following written notice thereof to the Company; or

                  (c)......Certain  Covenants. The Company shall fail to perform or observe the covenants set forth in Section 5.2(a) through 5.2(p), and such failure continues for more than ten days following written notice thereof to the Company; or

                  (d)......Other   Defaults.   The   Company   or   any  of  its
Subsidiaries fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and any such failure shall remain unremedied for more than thirty days after notice thereof shall have been given to the Company by the Bank; or

                  (e)......Cross-Default. The Company or any of its Subsidiaries
shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness (other than Indebtedness hereunder but including the European Facility) beyond any period of grace provided with respect thereto, or fails to perform or observe any other term, covenant, or agreement contained in, or if any other event or condition occurs or exists under, any agreement, document or instrument evidencing or securing any such Indebtedness, or under which any such Indebtedness was incurred, issued, or created, beyond any period of grace, if any, provided with respect thereto; or

                  (f)......Judgments.  One or more  judgments  or orders for the payment of money in an aggregate amount exceeding the Dollar Equivalent of $100,000 shall be rendered against the Company or any of its Subsidiaries which are not covered by insurance subject to ordinary deductibles, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect the Company or any of its Subsidiaries which causes or could cause a Material Adverse Effect and either (i) such judgment or order shall have remained unsatisfied and the Company or such Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

                   (g).....ERISA.  The  occurrence  of a  Reportable  Event that results in or could result in liability of the Company or any of its Subsidiaries or their ERISA Affiliates to the PBGC or to any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the occurrence of any Reportable Event which could constitute grounds for termination of any Plan of the Company or any of its Subsidiaries or their ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the filing by the Company, any of its Subsidiaries, or any of their ERISA Affiliates of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan; or the Company, any of its Subsidiaries, or any of their ERISA Affiliates shall fail to pay when due any liability to the PBGC or to a Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of the Company, any of its Subsidiaries, or any of their ERISA Affiliates; or any person engages in a Prohibited Transaction with respect to any Plan which results in or could result in liability of the Company, any of its Subsidiaries, any of their ERISA Affiliates, any Plan of the Company, any of its Subsidiaries, or their ERISA Affiliates or fiduciary of any such Plan; or failure by the Company, any of its Subsidiaries, or any of their ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of Section 302(f) of ERISA or
Section 412(n) of the Code that results in or could result in liability of the Company, any of its Subsidiaries, or any of their ERISA Affiliates to the PBGC or any Plan; or the withdrawal of the Company, any of its Subsidiaries, or any of their ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(9a)(2) of ERISA; or the Company, any of its Subsidiaries, or any of their ERISA Affiliates becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Bank; or

                  (h)......Insolvency,  Etc. The Company, any Guarantor,  or any
of its Active Subsidiaries shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against the Company, any Guarantor, or any of its Active Subsidiaries any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is being contested by the Company, the relevant
Guarantor, or the Active Subsidiary, as the case may be, in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or the Company, the relevant Guarantor, or the Active Subsidiary shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; or

                  (i)......Loan Documents. Any event of default described in any
Loan Document shall have occurred and be continuing, or any material provision of any Loan Document shall at any time for any reason cease to be valid and binding and enforceable against any obligor thereunder, or the validity, binding effect, or enforceability thereof shall be contested by any person, or any obligor shall deny that it has any or further liability or obligation thereunder, or any Loan Document shall be terminated or be declared ineffective or inoperative or in any way cease to provide to the Bank the benefits purported to be created thereby.

         6.2      Remedies.

                  (a)......Upon the occurrence and during the continuance of any
Event of Default, the Bank may, by notice to the Company, (i) terminate the Commitments or (ii) declare the outstanding principal of, and accrued interest on, the Notes, all unpaid reimbursement obligations in respect of drawings under Letters of Credit, and all other amounts owing under this Agreement to be immediately due and payable, and (iii) demand immediate delivery of cash collateral in respect of all outstanding Letters of Credit, and the Company agrees to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, or any one or more of the foregoing, whereupon the Commitments shall terminate forthwith and all such amounts, including such cash collateral, shall become immediately due and payable, provided that in the case of any event or condition described in
Section 6.1(h) with respect to the Company or any Guarantor, the Commitments shall automatically terminate forthwith and all such amounts, including such cash collateral, shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor, or other formality, all of which are expressly waived. Such cash collateral delivered in respect of outstanding Letters of Credit shall be deposited in a special cash collateral account to be held by the Bank as collateral security for the payment and performance of the Company's obligations under this Agreement to the Bank.

                  (b)......In  addition  to the  remedies  provided  in  Section
6.2(a), the Bank and NBD Michigan may exercise and enforce any and all other rights and remedies available to it, whether arising under the Loan Documents or under applicable law, in any manner deemed appropriate by the Bank or NBD Michigan, as appropriate, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in the Loan Documents or in aid of the exercise of any power granted in the Loan Documents.

                  (c)......Upon the occurrence and during the continuance of any
Event of Default, the Bank and any of its Affiliates may at any time and from time to time, without notice to the Company (any requirement for such notice being expressly waived by the Company) set off and apply against any and all of the obligations of the Company now or hereafter existing under this Agreement, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank or any of its Affiliates to or for the credit or the account of the Company or any Guarantor and any property of the Company or any Guarantor from time to time in the possession of the Bank or any of its Affiliates, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured. The Company grants to the Bank a lien on and security interest in all such deposits, indebtedness, and property as collateral security for the payment and performance of the Company's obligations under this Agreement. The Bank's rights under this Section 6.2(c) are in addition to other rights and remedies (including without limitation other rights of setoff) which it may have.



                                                ARTICLE 6A
                                    AMENDMENTS TO TERM LOAN AGREEMENT
                                       AND REIMBURSEMENT AGREEMENT

         6A.1 Administration of Outstanding Facilities. The Company will pay or cause to be paid all amounts required to be paid on the Term Loan Agreement and the Reimbursement Agreement under Article 3 and perform or cause to be performed all other obligations contained in the Outstanding Facilities, except to the extent any such performance would be inconsistent with the requirements of this Agreement. The Term Loan Agreement, the Reimbursement Agreement, and the IRB L/C shall continue to be governed by the documents under which they were originally issued, as amended through the Effective Date and by the NBD Assignment, and as further amended under this Agreement below.

         6A.2 Amendments to NBD Term Loan. By the NBD Assignment, the Term Loan has been assigned by NBD Michigan to the Bank. After the Effective Date, the Term Loan Agreement is amended as follows:

                  (a)......Definitions.   All   references   in  the  Term  Loan
Agreement to "the Bank" shall mean the Bank, as defined herein. Section 1.1 of the Term Loan Agreement is amended by amending and restating the following definition, to read as follows: "'New Facility Credit Agreement' shall mean the Amended and Restated Credit Agreement and Amendment to Reimbursement Agreement dated as of September __, 1997, among the Borrower, NBD Bank, and the Bank, as such agreement may be amended from time to time."

                  (b)......Payment  Provisions  of the Term Loan.  The Term Note
(as defined in the Term Loan Agreement) shall continue to refer to the Term Note, as assigned by NBD Michigan to the Bank. The Term Loan Agreement is further modified to provide that, notwithstanding any provisions therein to the contrary, on and after the Effective Date (as defined in this Agreement), interest shall accrue on the Term Loan at the per annum rate equal to the Eurodollar Rate or the Floating Rate (each as defined in this Agreement), at the Company's option, and be payable on each Interest Payment Date (as defined in this Agreement).

                  (c)......Covenants.  The first paragraph of Section 5.1 of the
Term Loan Agreement is amended and restated to delete references and incorporation therein of the referenced Sections of the Credit Agreement (as defined therein), and to insert in lieu thereof and incorporate by reference the covenants set forth in Section 5.1 and Section 5.2 of this Agreement, including definitions of defined terms used therein and exhibits referred to therein, except that (i) all cross-references shall refer to the relevant provision or provisions as incorporated therein, (ii) references therein to "hereof", "hereto", "herein", and "Agreement" shall refer to the Term Loan Agreement, and
(iii) references in such sections as incorporated therein to the defined term "Event of Default" shall be deemed references to that term as defined in the Term Loan Agreement.

                  (d)......Events  of  Default.  Section  6.1 of the  Term  Loan
Agreement is amended and restated to delete references and incorporation therein of the referenced Sections of the Credit Agreement (as defined therein) and to insert in lieu thereof and incorporate by reference the Events of Default set forth in Sections 6.1 of this Agreement, including definitions of defined terms used therein and exhibits referred to therein, except that (i) all cross-references shall refer to the relevant provision or provisions as incorporated therein, and (ii) references therein to "hereof", "hereto", "herein", and "Agreement" shall refer to the Term Loan Agreement.

         6A.3     Amendments to Reimbursement Agreement.  After the Effective
Date, the Reimbursement
Agreement is amended as follows:

                  (a)......Repayment   of  Reimbursement   Obligation.   Section
1.06(a) of the  Reimbursement  Agreement is  redesignated  as Section 1.06,  and
Section 1.06(b) of the Reimbursement Agreement (improperly designated as Section 6.01(b) in Section 4.3(a) of the 1996 Credit Agreement) is deleted.

                  (b)......Negative   Covenants.  The  first  two  sentences  of
Section 4.02(b) of the  Reimbursement  Agreement are amended to read as follows:
"Permit or suffer the breach of any covenant or  agreement  contained in Section
5.2 of the Amended and Restated Credit Agreement and Amendment to Reimbursement Agreement among the Company, the Bank, and NBD Bank, N.A., dated as of September __, 1997 (as amended or modified from time to time, the "Credit Agreement"). All such provisions of Section 5.2, including definitions of defined terms used therein and exhibits referred to therein, are incorporated by reference and made a part of this Agreement to the same extent as if set forth fully herein, except that all cross-references shall refer to the relevant provision or provisions as incorporated herein."



                                                ARTICLE 7
                                              MISCELLANEOUS

         7.1 Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Company and the Bank. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         7.2      Notices.

                  (a)......Except   as  otherwise  provided  in  Section  7.2(c)
hereof, all notices and other communications hereunder shall be in writing and shall be delivered or sent to the Company and the Guarantors at Hurco Companies, Inc., One Technology Way, Indianapolis, Indiana 46268, Attention: Chief Financial Officer, Facsimile No. (317)-328-2811 Facsimile Confirmation No.
(317)-293-5309, and to the Bank and NBD Michigan at the respective addresses set forth on the signature pages hereto, or to such other address as may be designated by a party by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or, unless sooner delivered, (i) if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, or (ii) if sent by facsimile transmission, upon confirmation of receipt by telephone at the number specified for confirmation, provided, however, that notices to the Bank and NBD Michigan shall not be effective until received.

                  (b)......Notices  by the  Company to the Bank with  respect to terminations or reductions of the Commitments pursuant to Section 2.2, requests for Advances pursuant to Section 2.4, requests for continuations or conversions of Loans pursuant to Section 2.7, and notices of prepayment pursuant to Section
3.1 shall be irrevocable and binding on the Company.

                  (c)......Any  notice  to be given by the  Company  to the Bank pursuant to Sections 2.4, 2.7, or 3.1, and any notice to be given by the Bank or NBD Michigan hereunder, may be given by telephone, and all such notices given by the Company must be immediately confirmed in writing in the manner provided in
Section 7.2(a). Any such notice given by telephone shall be deemed effective upon receipt thereof by the party to whom such notice is to be given. The Company shall indemnify and hold harmless the Bank and NBD Michigan from any and all losses, damages, liabilities, and claims arising from the Bank's or NBD Michigan's good faith reliance on any such telephone notice.

         7.3 No Waiver By Conduct; Remedies Cumulative. No course of dealing on the part of the Bank or NBD Michigan, nor any delay or failure on the part of the Bank or NBD Michigan in exercising any right, power, or privilege hereunder shall operate as a waiver of such right, power, or privilege or otherwise prejudice the Bank's or NBD Michigan's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Bank or NBD Michigan under this Agreement or the other Loan Documents is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Agreement or the other Loan Documents or by applicable law to the Bank or NBD Michigan may be exercised from time to time and as often as may be deemed expedient by the Bank or NBD Michigan and, unless contrary to the express provisions of the Loan Documents, irrespective of the occurrence or continuance of any Default or Event of Default.

         7.4 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations, and warranties of the Company and the Guarantors made herein or in any certificate, report, financial statement, or other document furnished by or on behalf of the Company or the Guarantors in connection with this Agreement shall be deemed to be material and to have been relied upon by the Bank and NBD Michigan, notwithstanding any investigation heretofore or hereafter made by the Bank or NBD Michigan or on the Bank's or NBD Michigan's behalf, and those covenants and agreements of the Company set forth in Sections 3.7, 3.9, and 7.5 hereof shall survive the repayment in full of the Advances and the termination of the Commitments.

         7.5      Expenses; Indemnification.

                  (a)......The  Company agrees to pay, or reimburse the Bank and
NBD Michigan for the payment of, on demand, (i) the reasonable fees and expenses of their counsel, including without limitation the fees and expenses of Messrs. Dickinson, Wright, Moon, Van Dusen & Freeman, in connection with the preparation, execution, delivery, and administration of this Agreement and the other Loan Documents, and in connection with advising the Bank and NBD Michigan as to their rights and responsibilities with respect thereto, and in connection with any amendments, waivers, or consents in connection therewith, and (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, or recording of this Agreement or any other Loan Document, or the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and (iii) all reasonable costs and expenses of the Bank and NBD Michigan (including reasonable fees and expenses of counsel and whether incurred through negotiations, legal proceedings or otherwise) in connection with any Default or Event of Default or the enforcement of, or the exercise or preservation of any rights under, this Agreement or the other Loan Documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, and (iv) all reasonable costs and expenses of the Bank and NBD Michigan (including reasonable fees and expenses of counsel) in connection with any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the Bank from paying any amount under, or otherwise relating in any way to, any Letter of Credit and any and all costs and expenses which any of them may incur relative to any payment under any Letter of Credit.

                  (b)......The  Company  indemnifies and agrees to hold harmless the Bank,  and its  Affiliates,  officers,  directors,  employees,  and  agents, harmless from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Bank or any such person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and neither the Bank nor any of its Affiliates, officers, directors, employees, or agents shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency, or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent, or forged; (iii) payment by the Bank to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; (iv) any error, omission, interruption, or delay in transmission, dispatch, or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; provided, however, that the Company shall not be required to indemnify the Bank and such other persons, and the Bank shall be liable to the Company to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by the Company which were caused by (A) the Bank's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit, or (B) the Bank's payment to the beneficiary under any Letter of Credit against presentation of documents which do not substantially comply with the terms of the Letter of Credit to the extent, but only to the extent, that such payment constitutes gross negligence or willful misconduct of the Bank. It is understood that in making any payment under a Letter of Credit, the Bank will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary, and such reliance and payment against documents presented under a Letter of Credit substantially complying with the terms thereof shall not be deemed gross negligence or willful misconduct of the Bank in connection with such payment. It is further acknowledged and agreed that the Company may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which the Bank is alleged to be liable and it shall be a precondition of the assertion of any liability of the Bank under this Section that the Company shall first have exhausted all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions.

                  (c)......The  Company  indemnifies and agrees to hold harmless the Bank, and its Affiliates, officers, directors, employees, and agents, from and against any and all claims, damages, losses, liabilities, costs, or expenses of any kind or nature whatsoever (including reasonable attorneys fees and disbursements incurred in connection with any investigative, administrative or judicial proceeding whether or not such person shall be designated as a party thereto) which the Bank or any such person may incur or which may be claimed against any of them by reason of or in connection with entering into this Agreement or the transactions contemplated hereby, including without limitation those arising under Environmental Laws; provided, however, that the Company shall not be required to indemnify the Bank or such other person, to the extent, but only to the extent, that such claim, damage, loss, liability, cost, or expense is attributable to the gross negligence or willful misconduct of the Bank.

                  (d) In consideration of the execution and delivery of this Agreement by the Bank and NBD Michigan and the extension of the Commitments, the Company hereby indemnifies, exonerates, and holds the Bank and each of its Affiliates, officers, directors, employees, and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities, and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

                           (i)......any transaction financed or to be financed
in whole or in part,
directly or indirectly, with the proceeds of any Advance;

                           (ii).....the entering into and performance of this
Agreement and any other
agreement  or  instrument   executed  in  connection  herewith  by  any  of  the
Indemnified Parties (including any action brought by or on behalf of the Company as the result of any determination by the Bank not to fund any Advance);

                           (iii)....any investigation, litigation, or proceeding
 related to any
acquisition or proposed acquisition by the Company or any of its Subsidiaries of any portion of the
stock or assets of any person, whether or not the Bank is party thereto;

                           (iv).....any investigation, litigation, or proceeding
 related to any
environmental cleanup, audit, compliance, or other matter relating to the protection of the environment or the release by the Company or any of its Subsidiaries of any Hazardous Material; or

                           (v)......the presence on or under, or the escape,
seepage, leakage, spillage,
discharge, emission, discharging, or releasing from, any real property owned or operated by the Company or any of its Subsidiaries of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses, or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Company or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the activities of the Indemnified Party on the property of the Company conducted subsequent to a foreclosure on such property by the Bank or by reason of the relevant Indemnified Party's gross negligence or willful misconduct or breach of this Agreement, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Company shall be obligated to indemnify the Indemnified Parties for all Indemnified Liabilities subject to and pursuant to the foregoing provisions, regardless of whether the Company or any of its Subsidiaries had knowledge of the facts and circumstances giving rise to such Indemnified Liability.

         7.6      Successors and Assigns.

                  (a)......This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Company may not, without the prior consent of the Bank, assign its rights or obligations hereunder or under the Notes and the Bank shall not be obligated to make any Advance hereunder to any entity other than the Company.

                  (b)......The  Bank may sell to any  financial  institution  or institutions, and such financial institution or institutions may further sell, a participation interest (undivided or divided) in, the Advances and the Bank's rights and benefits under this Agreement and the Notes, and to the extent of that participation interest, such participant or participants shall have the same rights and benefits against the Company under Sections 3.7, 3.9, and 6.2(c) as it or they would have had if such participant or participants were the Bank making the Advances to the Company hereunder, provided, however, that (i) the Bank's obligations under this Agreement shall remain unmodified and fully effective and enforceable against the Bank, (ii) the Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the Bank shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Company shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement, and (v) the Bank shall not grant to its participant any rights to consent or withhold consent to any action taken by the Bank under this Agreement.

                  (c)......From  time to time in its sole  discretion,  the Bank may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Bank provided under this Agreement, the Notes or otherwise. In furtherance of such agency, the Bank may from time to time direct that the Company provide notices, reports, and other documents contemplated by this Agreement (or duplicates thereof) to such agent. The Company consents to the appointment of such agent and agrees to provide all such notices, reports, and other documents and to otherwise deal with such agent acting on behalf of the Bank in the same manner as would be required if dealing with the Bank itself.

         7.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         7.8 Governing Law. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Indiana applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. Each of the Company, the Bank, and NBD Michigan further agrees that any legal or equitable action or proceeding with respect to this Agreement, the Notes, or the transactions contemplated hereby shall be brought in any court of the State of Indiana, or in any court of the United States of America sitting in Indiana, and the Company, the Bank, and NBD Michigan each submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property. The Company irrevocably appoints Roger J. Wolf, whose address in Indiana is c/o Hurco Companies, Inc., One Technology Way, Indianapolis, Indiana 46268, as its agent for service of process and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to such agent or to the Company, or by the mailing thereof by registered or certified mail, postage prepaid to the Company at its address for notices pursuant to Section 7.2. The Company shall at all times maintain such an agent in Indiana for such purpose and shall notify the Bank of such agent's address in Indiana within ten days of any change of address. Nothing in this paragraph shall affect the Bank's or NBD Michigan's right to serve process in any other manner permitted by law or limit the Bank's or NBD Michigan's right to bring any such action or proceeding against the Company or its property in the courts of any other jurisdiction. The Company, the Bank, and NBD Michigan each irrevocably waives any objection to the laying of venue of any such action or proceeding in the above described courts.

         7.9 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

         7.10 Construction of Certain Provisions. If any provision of this Agreement refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

         7.11 Integration and Severability. This Agreement and the Notes, together with the other Loan Documents, embody the entire agreement and understanding among the Company, the Bank, and NBD Michigan, and supersede all prior agreements and understandings, relating to the subject matter hereof and thereof. In case any one or more of the obligations of the Company under the Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Company shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Company under the Loan Documents in any other jurisdiction.

         7.12 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

         7.13 Interest Rate Limitation. Notwithstanding any provisions of this Agreement or the Notes, in no event shall the amount of interest paid or agreed to be paid by the Company exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or the Notes at the time performance of such provision shall be due shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law. If for any reason whatsoever the Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law, the amount shall be automatically applied to the payment of principal of the Advances outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Company if such principal and all other obligations of the Company to the Bank have been paid in full.

         7.14 Waiver of Jury Trial. The Bank, NBD Michigan, and the Company, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement or any of the transactions contemplated by this Agreement or any course of conduct, dealing, statements (whether oral or written) or actions of any of them. Neither the Bank, NBD Michigan, nor the Company shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any party hereto except by a written instrument executed by such party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written, which shall be the Effective Date of this Agreement.

                                             HURCO COMPANIES, INC.


                                          By       /s/ Roger J. Wolf
                                                     Roger J. Wolf
                                            Its:  Senior Vice President and
                                                   Chief Financial Officer


Address for Notices:........................      NBD BANK, N.A.


One Indiana Square..........................    By       /s/ Scott C. Morrison
                                                   ---------------------
Indianapolis, Indiana  46266................
                  ..........................       Its:  Vice President
Attention: Scott C. Morrison
Facsimile No.:  (317)-266-6042
Facsimile Confirmation No.:  (317)-266-7351

Address for Notices:........................                  NBD BANK


One Indiana Square..........................       By_    /s/ Scott C. Morrison
                                                         ---------------------
Indianapolis, Indiana  46266................
                  ..........................               Its:  Vice President
Attention: Scott C. Morrison
Facsimile No.:  (317)-266-6042
Facsimile Confirmation No.:  (317)-266-7351



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